UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

CADDYSTATS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road,

Suite 300, Fort Lauderdale, FL 33309

Ph: (954) 302-8652   Fax: (954) 302-8693

www.roadships.us

Registrant’s telephone number, including area code: 954-302-8652

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the  preceding 12 months (or for such  shorter  period that the  registrant  was required  to file  such  reports),  and  (2) has  been  subject  to such  filing requirements for the past 90 days.

Yes [X] No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]

Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)

Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act). Yes [] No [X]

Indicate the number of shares  outstanding  of each of the  issuer's  classes of common equity,  as of the latest  practicable  date: As of March 3, 2008 the registrant had 10,750,000 shares of common stock,  $0.001 par value,  issued and outstanding.

200 Robbins Lane, Jericho, New York 11753.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CADDYSTATS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets

Plan of Exchange

Description of Caddystats Business

Description of Roadships Holdings, Inc. Business

Management’s Discussion and Analysis or Plan of Operations

Risk Factors

Security Ownership of Certain Beneficial Owners and Management

Directors and Executive Officers

Executive Compensation

Certain Relationships and Related Transactions

Description of Securities

Item 4.01

Change in Registrants Certifying Accountant

Item 5.01

Changes in Control of Registrant

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.06

Change in Shell Company Status

Item 9.01

Financial Statements and Exhibits

Item 1.01

Entry into a Material Definitive Agreement

As of March 3, 2009, the Registrant executed a Plan of Exchange between and among the Registrant, Roadships Holdings, Inc. (“Roadships”), a Florida corporation, Roadships America, Inc. (“Roadships Am”), a Florida corporation, the shareholders of Roadships and Roadships Am (collectively, the “Roadships Shareholders”), and the Majority Shareholders of the Registrant (the “CDDY Shareholders”). This Plan of Exchange is attached hereto as exhibit 10.1.

The Plan of Exchange Agreement states that Caddystats desires to acquire Roadships and Roadships Am and the Roadships Shareholders desire that Roadships and Roadships Am be acquired by Caddystats. Caddystats would acquire 100% of the capital stock of Roadships and Roadships Am in exchange for a pro rata interest in Caddystats.  The agreement of each of the Roadships Shareholders to transfer and surrender their shares shall be independent of the agreement of any other shareholder to transfer and surrender by any other shareholder.  The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

On February 27, 2009, the Registrant executed a Mutual Settlement, Release of Debt, Covenant Not To Sue, Waiver, And Non-Disclosure Agreement with Corpsense Consulting (“Corpsense Release of Debt Agreement”). The Corpsense Release of Debt Agreement pertains to all matters relating to the debts for services rendered to Caddystats, including but not limited to, bookkeeping services and any and all agreements, understandings, or commitments Corpsense Consulting may have had with the Company up until February 27, 2009.

By entering into the Corpsense Release of Debt Agreement, Corpsense Consulting and Caddystats accept that full and complete satisfaction of any and all asserted and unasserted debts and claims of any kind or description against Caddystats and Corpsense Consulting are released and both parties discharge the other from any and all liability, and waive any and all rights of any kind and description that Corpsense or Caddystats has or may have against the other as of the date of the Corpsense Release of Debt Agreement.

Also on February 27, 2009, the Registrant executed A Mutual Settlement, Release of Debt, Covenant Not To Sue, Waiver, And Non-Disclosure Agreement (“Dawson Release of Debt Agreement”) in conjunction with an Asset Purchase Agreement with Gordon Dawson (“Dawson”). The Dawson Release of Debt Agreement and Asset Purchase Agreement forgive the $21,500 owed to Dawson by Caddystats in exchange for the right, title and interest on the terms provided in the Asset Purchase Agreement in regards to the Caddystats Manual. The Caddystats Manual is the product that Caddystats designed and created before deciding to enter into a Plan of Exchange with Roadships.

By entering into this Dawson Release of Debt Agreement, Dawson and Caddystats accept that full and complete satisfaction of any and all asserted and unasserted debts and claims of any kind or description against Caddystats and Dawson are released and both parties discharge the other from any and all liability, and waive any and all rights of any kind and description that Dawson or Caddystats has or may have against the other as of the date of the Dawson Release of Debt Agreement.

The agreements are attached in Exhibit 10.1, 10.2, 10.3, and 10.4.

Item 2.01

Completion of Acquisition or Disposition of Assets

Plan of Exchange

The Plan of Exchange (the “POE”) was executed and dated as of March 3, 2009, by and among Caddystats, Inc., a Delaware corporation, Roadships Holdings, Inc., a Florida corporation, and Roadships America, Inc., a Florida corporation. The POE states that the capital of Caddystats .) The Capital of OEFM "consists of 75,000,000 authorized shares of Common Stock, par value $.001, of which 10,750,000 shares are issued and outstanding. The capital of Roadships .) The Capital of LMSI "consists of 3,000,000,000 authorized shares of Common Stock, par value $.001, of which 27,511,320 shares are issued and outstanding and the capital of Roadships Am consists of 1,000,000,000 authorized shares of Common Stock, par value $.001, of which 132,136,110 shares are issued and outstanding. Within the POE, Caddystats desires to acquire Roadships and Roadships Am and the Roadships Shareholders desire that Roadships and Roadships Am be acquired by Caddystats. Caddystats would acquire 100% of the capital stock of Roadships and Roadships Am in exchange for a pro rata interest in Caddystats.  The agreement of each of the Roadships Shareholders to transfer and surrender their shares shall be independent of the agreement of any other shareholder to transfer and surrender by any other shareholder.

The POE states that Roadships and Caddystats shall have secured their shareholder approvals for this transaction, if required, in accordance with the laws of their place of incorporation and their constituent documents..) Board of Directors." The Boards of Directors of each of Roadships and Caddystats shall have approved the transaction and this agreement, in accordance with the laws of their place of incorporation and their constituent documents. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the POE as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. The due diligence period expires on March 13, 2009.  .) Share Cancellation. "Immediately upon or within 30 days from the date of the POE, Caddystats shall have 100% of the issued and outstanding shares of Roadships and Roadships Am. .) Acquisition Share Issuance. "Immediately upon the Closing date the Roadships Shareholders shall receive a pro rata interest in Caddystats in exchange for their shares in Roadships and Roadships Am.  Caddystats.) Reorganization and Acquisition\: ", Roadships and Roadships Am shall reorganize, such that Caddystats shall acquire 100% the capital stock of Roadships and Roadships Am, and Roadships and Roadships Am shall become wholly-owned subsidiaries of Caddystats. The Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged. The By-Laws of each Corporation shall remain in full force and effect, unchanged.

Description of Caddystats Business

Caddystats, Inc. ("Caddystats") is a development stage company incorporated on June 5, 2006 in the State of Delaware to enter into the golf course guide publishing industry with low cost Caddystats Course Guide booklets. Caddystats tried to provide golf courses throughout North America with low cost, attractive, and easy to use course guide books.

To date, Caddystats operations have been limited to the design of the Caddystats Course Guide booklets and market research on the golf course and country club industries in North America. Caddystats was not very successful in developing this business model and had very limited revenues.

Recognizing the need to increase shareholder value, the Board of Directors determined that the only way to enhance shareholder value was to seek potential business opportunities and effect a business combination with a target business with significant growth potential which, in the opinion of Caddystats management, could provide a profit to both Caddystats and its shareholders.

When the opportunity to consummate a reverse merger with Roadships came along, the Board of Caddystats deemed this to be in the best interests of shareholders. Caddystats consists of 75,000,000 shares of common stock, par value $.001. It currently has 10,750,000 shares of common stock issued and outstanding.

Description of Roadships’ and Roadships Am’s Business

All references to the “Company,” “we,” “our,” and “us” for periods prior to the closing of the Agreement refer to Roadships and Roadships Am, and references to the “Company,” “we,” “our,” and “us” for periods subsequent to the closing of the Agreement refer to the Registrant and its subsidiaries.

Roadships Holdings, Inc. and Roadships America, Inc., both Florida domiciled private corporations, are builders of Short Sea Ships – in partnership with STX Marine Group [Canada, Europe and USA] (“STXM”) and providers of Short Sea Shipping, as well as synergistic acquirers, owners, and operators of ground freight transportation companies throughout North America and Australia.

In response to the U.S. Maritime Administration Coastal Transportation Initiative, Roadships and Roadships Am, in partnership with STX Canada Marine Inc., developed a proprietary design of a high speed Ro/Ro vessel for use in the U.S. coastal transport trade.  The Company is in the process of finalizing its initial plans of building two (2) U.S. built Jones Act Ro/Ro vessels (“Flagship Vessels” or “Ships”) annually over the next five (5) years.

On November 10, 2008, Roadships America, Inc. and STX Canada Marine Inc. signed an agreement to progress the Roadships Project. This is an important milestone for Roadships America, Inc. and STX Canada Marine Inc. which has placed the Roadships Project on schedule for further developments during the early quarters of 2009.

The pedigree for the High Speed (HS) Monohull design proposed for the Roadships program comes from a vessel concept that was initially developed by Kvaerner Masa Yards - Technology (now STX Europe). The HS vessel design was conceived in the early 1990's for short sea shipping transportation throughout Europe using a hull form derived from a high speed ROPAX ferry built at the shipyard in Helsinki, Finland. This hull form was extensively tested and improved over a period of 5 years to optimize the hull form that offers the least resistance and allows the ship to maintain speed up to SS5.

The Roadships vessel is the latest development of the HS concept using a hull form derived from the model test program that allows the use of high output medium speed diesel engines to achieve the service speed of 30 knots. Utilizing these new high output engines developed in the last 5 years removes the need for gas turbine propulsion that has a dramatic effect on the economics through significant fuel savings.

The Company’s Flagship Vessels are 200 metres LOA, wave-piercing mono-hull design, 30 knot service speed, 25 foot draft, 2430 lane-metres, providing a capacity of 148 53' trailers utilizing three decks. The vessels are designed for maximum dispatch capability utilizing two (2) deck simultaneous load/discharge operations. The General Arrangement provides for astern straight in load/discharge configuration with no turning lanes and minimal obstructions. The vessels will be powered by 4 medium speed diesels.

With an experienced management team and well-trained, competent, professional personnel, Roadships provides superior short sea and ground freight solutions to clients throughout the world.  The Company provides a rewarding work environment and fair compensation to its employees, generates cash, earns a profit, and delivers a solid return to its shareholders.

Where Roadships Conducts Business

Roadships’ business operations are located in North America and Australia.

Where Roadships is Headed

Short Sea Shipping Flagship Vessel

Per ship cost is a variable, as requisite construction materials are largely commodities that are affected by changing market conditions. In October 2005, Roadships developed construction costing on Roadships Flagship Vessels from STX Marine Group [Canada, Europe and USA] (“STXM”) of Ninety Million USD ($90,000,000). Subsequently, in October 2008, at the height of the crude oil  run-up, the Company requested updated costing from STXM, which came in at double the first estimate; i.e., One Hundred Eighty Million USD ($180,000,000). For the purposes of these financial projections – given the substantial drop in the price of crude oil – Management has utilized the average of $90,000,000 and $180,000,000, or One Hundred Thirty Five Million USD

($135,000,000). Roadships’ Flagship Vessels shall be capitalized with a combination of equity and debt financing at a ratio, respectively, of thirty percent (30.0%) equity and seventy percent (70.0%) debt, at seven and one-half percent (7.5%) per annum for a fifteen (15) year term.

Over the short to medium term, Roadships will lease its Ships to Section 2, Jones Act operators.  However, the Company intends to qualify as Section 2, Jones Act compliant by year three (3) of their business plan, and deploy at least half of its fleet as a Jones Act operator.

Ground Freight Mergers and Acquisitions

The gestation period for Roadships Flagship Vessels is eighteen (18) months, best case, from start to finish. To drive short term cash flow, the Company’s strategic intent calls for the acquisition, merger and assimilation of privately held regional freight companies ranging in value from Eight Million USD ($8,000,000) to Twenty Million USD ($20,000,000). Management has extensive experience in optimizing operations, squeezing-out cost overruns, and maximizing profits beyond industry averages. Strategically, Management intends to identify and acquire two (2) target operations quarterly – with one of the two being an over-performer and the other an under-performer – synergistically merging the two so as to optimize future operations of both operating entities.

Management’s acquisition strategy calls for the assumption of all existing debt and payment for owner’s equity in cash equivalents; i.e., the Company’s free trading shares. To the extent and degree that the Company is utilizing its stock as cash equivalents for the acquisition (or at least partial acquisition) of hard assets.

Analysis of the Market

As key note speaker at the 2006 annual conference of the Atlantic Intracoastal Waterway Association (AIWA), then U.S. Secretary of Transportation, Norman Mineta, opened:

“… there is a looming threat to our economic prosperity in the form of transportation congestion. Goods stalled at overwhelmed seaports, airplanes circling crowded airports, and delivery trucks stuck in traffic cost America an estimated $200 billion each year. Traffic jams alone waste 2.3 billion gallons of gasoline and 3.7 billion hours…”

“One of the Nation's biggest challenges, and a critical focus of USDOT, is closing the gap between the demand for transportation services and infrastructure capacity,” added Mineta.

Industry experts anticipate a freight capacity crunch of epic proportions over the next ten (10) years or so, as volume grows widening existing infrastructure gaps, to the extent and degree that building more roads or expanding rail capacity to meet projected demand is simply not viable.

The U.S. intermodal freight system is now being operated in many areas near the limits of economically sustainable capacity.  Clearly there is a call for innovation – a means and methodology beyond those now most commonly employed – to assimilate projected growth; a solution that not only accommodates this expansion, but relieves current levels of congestion by shifting freight movements away from over-crowed highways.

For 1998, the Federal Highway Administration (FHA) reported that the U.S. transportation system carried over fifteen billion (15,000,000,000) tons of freight valued at over Nine Trillion USD ($9,000,000,000,000). By 2020, the FHA expects the value of cargo handled to reach Thirty Trillion USD ($30,000,000,000,000), with U.S. highways, railways and ports moving upward to 70% more freight than they did some two decades earlier.

According to the USDOT1, Seventy Six Billion USD2 ($76,000,000,000) will be expended annually for years 2001 through 2020, just to maintain the physical highway infrastructure.

According to the USDOT, the United States will experience an overall doubling of international freight by 2020.  Consequently, within the ensuing 20 year period, U.S. ports and related infrastructure must be capable of handling more than 50 million TEU’s3 per year.

As U.S. Secretary of Transportation, Norman Mineta, quite accurately points out, “One intermodal alternative is the development of a robust short sea shipping system that would aid in the reduction of growing freight congestion on our nation’s rail and highway systems.”

Intermodal Transportation

The USDOT defines intermodal transportation as “Use of more than one type of transportation; e.g. transporting a commodity by barge to an intermediate point and by truck to destination.”

Intermodal transportation has long been viewed as a “GREEN” or environmentally friendly off-set to the ever-increasing truck traffic on the highways, and the steady pressure to introduce longer, heavier trucks.

 1 U.S. Department of Transportation.

2 Calculation based on 2002 USD.

3 TEU: The Twenty-foot Equivalent Unit is an inexact unit of cargo capacity.  It is based on the volume of a 20-foot long shipping container (i.e., a standard-sized metal box which can be easily transferred between different modes of transportation, such as ships, trains and trucks.)  A related unit, the forty-foot equivalent unit (often FEU or feu) is defined as two TEU.

Short Sea Shipping

The U.S. Maritime Administration (MARAD) defines Short Sea Shipping as “Commercial waterborne transportation that does not transit an ocean.”

Also known intra-industry as “Coastwise Shipping,” “Coastal Transport,” “Water 95”, “Highway H2O,” and “Marine Highways,” short sea shipping is an alternative form of commercial transportation that utilizes inland and coastal waterways to move commercial freight from major domestic ports toward its final destination.

The most severely congested routes in the United States:

•

Interstate 95 on the East Coast;

•

I-5 on the West Coast;

•

I-10 on the Gulf Coast;

•

I-35, I-55 and I-65 along the Mississippi-Ohio River system, and;

•

I-90 and I-94 in the Great Lakes region.

Short Sea Shipping Services have been in operation for a number of years, largely carrying bulk commodities through established inland waterway systems and along the U.S. Atlantic and Pacific coastlines by barge, tanker and freighter, with new services under development and some having already launched.  The existing U.S. Port and Terminal Infrastructure is inadequate to accommodate a material ramp-up of Short Sea Shipping Services, insofar as the system requires separate domestic terminals to handle the trailer flows.  A number of States, MPOs (Metropolitan Planning Organizations), and smaller port authorities are exploring entering this emerging market.

Regulatory Climate

On July 10, 2008, the U.S. Committee on the Marine Transportation System (CMTS) approved the “National Strategy for the Marine Transportation System: A Framework for Action." This Strategy

contains over 30 actions for federal agencies to address in five priority areas: 1) system capacity; 2) safety and security; 3) environmental stewardship; 4) resiliency, and; 5) long-term funding.

The National Strategy – the byproduct of a two year effort by the CMTS membership, 18 Federal Departments / Agencies, and certain White House offices – was developed in response to the 2004 Ocean Action Plan which called for the CMTS to recommend strategies and plans to maintain and improve the U.S. Marine Transportation System (MTS).  This Strategy serves both as policy guidance and as an interagency framework for the CMTS to take action to improve the MTS.

The MTS consists of ocean, coastal, and inland waterways, ports, intermodal connections, vessels, and commercial, military, and recreational users.

The MTS is critical to this Nation’s ability to trade with the rest of the world, with it carrying nearly eighty percent (80%) of the total tonnage of U.S. international trade. The MTS supports military deployments from strategic seaports, a growing cruise line industry, tens of thousands of commercial fishing vessels, as well as millions of recreational boaters.

Domestic freight volumes shall grow by more than sixty-five percent (65%), increasing from thirteen billion five hundred million (13.5 billion) tons in 1998 to an estimated twenty-two billion five hundred million (22.5 billion) tons in 2020.  Although forecasts show that the air and truck modes will experience the fastest growth – with domestic air cargo tonnage nearly tripling, but its share of total tonnage remaining small – and trucks moving over seventy five percent (75%) more tons in 2020, capturing a significantly larger share of total tonnage.

International trade accounted for twelve percent (12%) of the total U.S. freight tonnage in 1998 and is forecasted to grow faster than domestic trade, by more than two and one-half percent (2.5%) annually between 1998 and 2020, nearly doubling in volume.  This projected growth in international trade is expected to present formidable challenges to U.S. ports and border gateways.

U.S. Department of Transportation, Federal Highway Administration Freight Analysis Framework (FAF) estimates that about twenty nine percent (29%) of the urban Nations Highway Systems (NHS) will be congested, with an additional thirteen percent (13%) approaching congestion, during peak periods in 2020.  By comparison, ten percent (10%) of the urban NHS was congested in 1998.  In terms of functional class, urban Interstates are and will continue to be the most traveled segments, with congestion reaching fifty three percent (53%) in 2020. According to an official U.S. Maritime Administration Statement: “Highway improvements are certainly called for, but new highway costs $32- million dollars per lane mile, and new highway interchanges are over $100 million apiece.”

Inland Waterways

The USACE operates a network of about 12,000 miles of rivers, canals, and other inland and intracoastal waterways serving 27 states.  The program provides a low-cost transportation alternative mostly to shippers of bulk goods in areas located near these developed inland and intracoastal waterways.  The inland and intracoastal waterway systems are generally considered reliable, but face increasing operational and maintenance challenges as locks age, repairs become more extensive and expensive, and dredging becomes more expensive.

Since the 1960s, the Federal government has invested heavily in the maintenance and rehabilitation of the three busiest inland waterways (the Ohio River, the Mississippi River, and the Illinois Waterway), which handle the vast majority of all inland waterways traffic.  USACE periodically evaluates the condition of all locks and dams on these waterways to identify and prioritize repair and replacement investments within each waterway system.

Congress finances one-half of the cost of the Federal capital investment in inland and intracoastal waterways from the Inland Waterways Trust Fund.  The source of funding for this Trust Fund is an excise tax on diesel fuel used on certain inland and intracoastal waterways.

Presently, a larger share of freight, whether measured by weight or value, is moved by trucks than by water vessels. A total of 473 million tons was moved along the nation’s highways, which represents 85 percent of the total freight movements analyzed. Water borne movements accounted for 81 million tons, or 15 percent of the total. This difference is even more dramatic when the value of goods is analyzed, with 98 percent of the total value moved along the highways and only two percent moved along the waterways.

Goods shipped along the highway are more diverse in nature than those shipped by water. The more balanced spread of goods that are transported along the nation’s highways indicates an increased flexibility in what trucks can carry compared to water vessels, which tend to focus on high-bulk, low-value goods.  The faster transportation times associated with truck freight movements also likely plays a factor in the types of goods shipped.

Those goods that were shipped along the highway were typically of a higher value per ton than those shipped by water. Goods moved by water tended to be primarily bulk goods that were less time sensitive in nature.  This is logical given the potentially longer travel time of water borne cargo compared to freight moved along the nation’s highways.  Those industries that take advantage of the waterways clearly value the reduced costs associated with water borne freight movements over the increased travel times.

The potential exists for Coastal Shipping operations between some origin-destination pairs.  In several cases, strong freight movements exist between origin-destination pairs for the same goods group. This indicates that the necessary infrastructure already exists for those goods to be shipped by water vessel rather than truck, and that the potential therefore exists for rapid expansion.

Competition

Horizon Lines®.

Charlotte, North Carolina, headquartered Horizon Lines, Inc. (“Horizon”), is a domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries: Horizon Lines, LLC and Horizon Logistics, LLC, that lays claim to 38% of the total U.S. marine container shipments between the continental U.S. and the three non-contiguous Jones Act markets, Alaska, Hawaii, Guam, Micronesia and Puerto Rico.  Horizon is publicly traded on the New York Stock Exchange under the Symbol HRZ. Web Link: http://www.horizon-lines.com

Crowley Lines®.

Jacksonville, Florida, headquartered Crowley Maritime Corporation (“CMC”) provides diversified transportation services in domestic and international markets by means of five operating lines of business: Liner Services, Logistics, Marine Services, Petroleum Services and Technical Services.  CMC’s services include, among others, Logistics, Project Management, Vessel Construction and Naval Architecture, and Ship Management.

CMC employs approximately 4,100 people and provides its services using a fleet of more than 210 vessels, consisting of RO/RO (roll on roll off) vessels, LO/LO (lift on lift off) vessels, tankers, tugs and barges.  CMC’s land-based facilities and equipment include terminals, warehouses, tank farms, office buildings, trucks, trailers, containers, chassis, cranes and other specialized vehicles. Web Link: http://www.crowley.com/

Trailer Bridge®.

Jacksonville, Florida, headquartered Trailer Bridge Inc (“TBI”) claims to connect all U.S. mainland points and Puerto Rico, with its twice-weekly, every week, route between Jacksonville to Puerto Rico and back again.  From clothing to furniture; from appliances to heavy equipment, and everything in between, Puerto Rico shippers depend on TBI’s consistency.

TBI, an industry innovator, was the first carrier to employ its own drivers and operate its own trucks, equipment, vessels, and marine facilities.

TBI was also the first to use the 53-foot high cube container for Puerto Rico, which gave shippers over 50% more capacity than the standard 40-foot container.  This larger equipment, at 3,850 cubic feet, creates more value per cubic foot; that's 3,850 cubic feet, over 40% more capacity than a 40-foot high cube container.

TBI has the largest fleet of 53-foot high cube containers available in the trade and TBI’s Triplestack Box Carriers™ are the first vessels to be built in over 15 years that were designed specifically for Puerto Rico.  The combination of the Triplestack Box Carriers™ and 53-foot high cube containers translate into lower per unit shipping costs for the product and that's going to show up where it counts, on the shippers bottom line.  Web Link: http://www.trailerbridge.com

Toll Holdings Pty. Ltd.®

Melbourne, Australia, headquartered Toll Holdings Pty Ltd (“Toll”) is among the Asian region's leading providers of integrated logistics services, generating annual consolidated revenue of AU$5.6 billion and operating an extensive network of over 700+ sites throughout more than 45 countries across the world.

Toll's access to transport and infrastructure assets includes road fleets, warehousing, ships, air freight capacity, ports and rail rolling stock.  In combining these assets with operational expertise and technology solutions, Toll focuses on driving supply chain efficiencies to deliver best practice in supply chain management to Toll's diverse customer base.

In Australia and New Zealand, Toll operates a suite of world class brands providing supply chain solutions to all types of businesses.

Toll Australia’s suite of world class brands provides domestic supply chain solutions to all types of businesses (large and small) throughout Australia.  Toll’s Australian operational scope, supported by leading edge technology, covers road, rail and air linehaul, time sensitive freight, warehousing, metropolitan transport, logistics, temperature controlled transport and warehousing, business to consumer, regional distribution networks, defense logistics, removalists, facility management, autologistics, personnel and labor hire and resource supply chains.  Web Link: http://www.toll.com.au/

Patrick Corporation®

Melbourne, Australia, operationally based Patrick Corp (“Patrick”), a subsidiary of publicly listed (Australian Exchange) Asciano, is a leading provider of port-related services to importers, exporters and shipping lines, and one of Australia's largest listed infrastructure owners.

Patrick claims its focus on productivity, efficiency and innovation, along with its world class assets and infrastructure management expertise, places Patrick at the forefront of the ship-to-shore and shore-to-door service providers for both domestic and international trade markets.

Patrick is Australia’s largest operator of container terminals, with state-of-the-art facilities in all major ports. Patrick also offers a complete range of land based services to shipping lines, freight forwarders, customs brokers, importers and exporters. Its function is to manage the movement of import and export consignments between the wharf, container parks and inland terminals, utilizing road and rail.  As well as being Australia’s largest bulk and general stevedore, providing port management services and being New Zealand’s largest on-wharf logistics company, Patrick offers an integrated service of processing, storage and distribution of motor vehicles, with on-wharf processing facilities that no other company in Australia can match.  Web Link: http://www.patrick.com.au

Mainfreight Ltd. ®

Auckland, New Zealand, headquartered Mainfreight Limited (“Mainfreight”)is a global Supply Chain Logistics Provider, specializing in the handling of freight that is Less Than Container (LCL), with businesses operating in one hundred sixty five (165) branches throughout New Zealand, Australia, Asia, and the United States.

Mainfreight was founded in 1978, with a 100 year vision, and has become the pre-eminent Supply Chain Logistics provider in New Zealand and Australia. Mainfreight claims to provide customers with world class service across a full range of Logistics; services that include Managed Warehousing, Domestic Distribution, Metro and Wharf Cartage and International Air and Sea freight operations all linked by sophisticated technology.

In 1996, Mainfreight listed on the New Zealand Stock exchange. Today Mainfreight has a team of over 3,200 people and in excess of 20,000 customers worldwide.  In forging a 100 year business, Mainfreight boasts having never adopted the latest trends or wavered from its long standing values.

Competitive Advantages and Strategy

STX Europe® Partnership:

Roadships single greatest strength is its contractual partnership with STX Europe- STX Canada Marine, previously Acre Marine (“STXM”).  STX’s (as one of the largest most respected ship builders in the world) co-development relationship with Roadships (a start-up) adds substantially to the Company’s viability and believability.

Ship Pedigree - New Generation High Speed Coastal Transport Ro/Ro Ships:

Roadships, in partnership with STX Canada Marine Inc., has been developing a high speed Ro/Ro vessel, Roadships Flagship Vessel, a design consistent with the transportation initiative of the U.S. Maritime Administration for use in the U.S. coastal transport trade.  The pedigree for the High Speed (HS) Monohull design proposed for the Roadships program comes from a vessel concept that was initially developed by Kvaerner Masa Yards - Technology (now STX Europe).  Roadships Flagship Vessel is the latest development of the HS concept using a hull form derived from the model test program that allows the use of high output medium speed diesel engines to achieve the service speed of 30 knots. Utilizing these new high output engines developed in the last 5 years removes the need for gas turbine propulsion that has a dramatic effect on the economics through significant fuel savings.

Environmental Advantages:

Roadships Flagship Vessel’s highly efficient hull form offers the least resistance and allows use of high output medium speed diesel engines achieving a 30 knot service speed.  These newly developed (last 5 years) high output engines remove the need for gas turbine propulsion, providing a dramatic effect on fuel usage.

In their “America’s Deep Blue Highway: How Coastal Shipping Could Reduce Traffic Congestion, Lower Pollution, and Bolster National Security,” the Institute for Global Maritime Studies, in cooperation with the Fletcher School of Law and Diplomacy at Tufts University, (September 2008), states:

“Over the course of this study, we researched the potential environmental benefits of increased US coastal shipping from several angles - from oil dependence and greenhouse gas efficiency to alternative marine fuels and new ‘green shipping’ technologies.

In the freight industry, medium and heavy trucks consume far more petroleum   than do the rail and maritime sectors.  In 2006, freight trucks accounted for over 18% of transportation’s oil consumption, second only to passenger cars and light trucks.  The estimated air emissions benefits from increased coastal shipping vary greatly by fuel type, vessel design, and cruising speed.  Most researchers agree that moving goods over water is more fuel-efficient than moving them over land.  One marine propulsion system replaces numerous truck engines required to move the same amount of cargo.

A December 2007 study by the Texas Transportation Institute1 found that inland vessels are more fuel efficient per ton-mile than trucks and even railroads.   For instance, an inland barge enjoys 576 ton-miles to the gallon, compared to 155 on a truck and 413 on a train.  From a greenhouse gas emissions perspective, many US coastal shipping operations offer substantial savings.”

1 C. James Kruse et al, A Modal Comparison of Domestic Freight Transportation Effects on the General Public, Texas Transportation Institute, December 2007.

Jones Act Compliance:

Roadships is in the process of qualifying as Jones Act compliant, allowing the company to produce short sea shipping solutions for U.S. operators, and own and operate short sea shipping within U.S. Territory.

Consolidated Load Management and Logistics:

Over the decades, Roadships’ Management have honed a refined a series of interrelated management system that, collectively, constitute the foundation of the Company’s Consolidated Load Management and Logistics Business.

Due to the increased competition resulting from deregulation and globalization, the logistics industry has become extremely sensitive to increases in distribution costs. To cope with these tremendous cost pressures, the logistics industry finds itself in need of dramatic improvement in productivity (efficiency).

In general terms, freight consolidation refers to a transportation option that combines a number of frequent, small shipments destined for a similar geographical region into a single large shipment in an effort to reduce per-unit shipping cost.  The objective: to capitalize on various freight-rate discount programs.  Consolidation can be exceedingly effective when significant freight-rate differentials exist between small (less-than-truckload or LTL) and large (truckload or TL) shipments.  This effectiveness depends to some degree upon the strategy employed. Since these strategies are varied and complex, the proper forms of consolidation strategies must be expertly managed to each given situation.

In his "Models and Analysis of Temporal Consolidation," J. Brennan, Ph.D. diss., University of California at Los Angeles, (1981),  gives three basic consolidation strategies (a/k/a Brennan's classification): 1) spatial; 2) product, and; 3) temporal.

Spatial:

Spatial consolidation is primarily concerned with determining which customers and vehicle routes are to be aggregated to combine small shipments into a single large shipment.

Product:

Product consolidation is concerned with combining different types of products in one shipment in order to increase the quantity sent to each customer per delivery.

Temporal:

Temporal consolidation aggregates small orders across time to balance both good customer services and higher inventory costs against lowering shipping costs. Combinations of these strategies may maximize the benefit of consolidation; however, problem complexity limits the ability to simultaneously consider the application of all of these strategies, much less complimentary mixture thereof, in the absence of tried and proven management systems from origination to delivery.

Proprietary Ground Freight Transport M & A Systems and Systems Management:

Roadships’ Management has developed a set of interlocking dynamic systems and systems analysis feedback loops that enables the Company to proactively identify suitable targets and matching each given primary target to operationally significant counterpart.  The use of “dynamic system” here connotes intentional, predictable, and flexible (non-static), with practical application as a tool to facilitate a specific end.

Moreover, Roadships’ Management has developed a target assimilation management system, the implementation of which commences prior to the tendering of a formal offer to acquire.  Some might see this as putting the proverbial cart before the horse, but such a conclusion fails to adequately consider the refined state of M & A dynamic systems (above); the Company doesn’t move on a target except and unless it first meets and exceeds this test.

As a result of these proprietary systems, Management is able to conservatively forecast that Roadships will generate enough positive cash flow from operations of its planned acquisitions over the first year and a half that the Company will be able to continue with its aggressive M & A Rollout Strategy of Ground Freight Operations, capitalizing the planned equity investment from retained earnings rather than paid-in-capital.

Growth Strategy

☐

Build long-term intrinsic value (thus driving shareholder capital gain) by consistently reinvesting retained earnings in revenue producing assets;

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Build Flag Ships Jones Act Compliant;

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Establish Roadships as Jones Act Compliant Operator; and

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Achieve and maintain a minimum eighteen percent (18%) Net Margin on Truck Operations through effective management.

Existing Facilities and Property Owned

Presently, the Company has a short term lease on an office suite with Regency Properties, located at 1451 Cypress Road Suite 300, Ft. Lauderdale, FL  33309.  Although we have routine access to this suite, most work is presently performed out of our individual home offices.  We have, however, started looking for real office space in Jacksonville, FL.

Intellectual Property

The Company does not presently own any patents or other intellectual property.

Customers

The Company doesn’t presently have any customers.

Regulation

For our Ground Transportation Operations, our Company has to comply with the following regulations:  Federal Motor Carrier Safety Regulations (FMCSRs), Motor Carrier Act of 1980, applicable Policy and Regulation of the U.S. DOT, EPA, Federal Highway Administration Federal Motor Carrier Safety Administration, and State-by State Regulations and Requirements.

For our Ship Operations, our Company has to comply with the following regulations:  The Jones Act (which regulates ship building and ship operations of U.S. Ship carriers), the Intermodal Surface Transportation Efficiency Act (ISTEA) of 1991, the Transportation Equity Act for the 21st Century, and the Safe, Accountable, Flexible, Efficient Transportation Equity Act.

Legal Proceedings

The Company is not aware of any significant pending legal proceedings against it.

Employees

The Company currently employs 5 people.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, Roadships’ ability to raise additional capital to finance its activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Agreement; the future trading of the common stock of Roadships; the ability of Roadships to operate as a public company; its ability to protect its proprietary information; general economic and business conditions; the volatility of its operating results and financial condition; its ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in its filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to Roadships that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Roadships has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Roadships does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

The MD&A discussion set forth below is based on the audited financial statements of Roadships as of December 31, 2008 and the related statements of operations, shareholders' equity and cash flows for the period since inception and ending December 31, 2008. A copy of these financial statements is attached as Exhibit 99.1 hereto.

From September 26, 2008 Through December 31, 2008

Sales:	$0
Cost of Goods Sold:	$0
General and Administrative Expenses:	$2,180
Income from Operations:	$0
Other Income:	$0
Income Before Taxes:	$0
Net Profit:	$0
Other Comprehensive Income:	$0
Total Comprehensive Income:	$0

Liquidity and Capital Resources

As of December 31, 2008, cash and cash equivalents totaled $100.

The working capital deficit during the period was $1,880, comprised of cash and cash equivalents of $100 and a shareholder loan liability of $1,980. Net cash provided by operating activities during the period amounted to ($2,180). Net cash used in investing activities amounted to $0. Net cash provided by financing activities amounted to $2,280.

From September 26, 2008 Through December 31, 2008

Sales:	$0
Cost of Goods Sold:	$0
Operating Expenses:	$2,180
Income (Loss) from Operations:	($2,180)
Other Income:	$0
Income Before Taxes:	$0
Net Profit (Loss):	($2,180)
Other Comprehensive Income:	$0
Total Comprehensive Income (Loss):	($2,180)

Critical Accounting Policies and Estimates

The discussion and analysis of Roadships’ financial condition presented in this section are based upon the audited financial statements of Roadships, which have been prepared in accordance with generally accepted accounting principles in the United States. During the preparation of the financial statements, Roadships was required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Roadships evaluates its estimates and judgments, including those related to investments, fixed assets, income taxes and other contingencies. Roadships bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Roadships identified the most critical accounting principals upon which its financial status depends. Roadships determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Roadships presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Off-Balance Sheet Arrangements. Roadships has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Roadships has not entered into any derivative contracts that are indexed to Roadships’ shares and classified as shareholder’s equity or that are not reflected in Roadships’ financial statements. Furthermore, Roadships does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Roadships does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Roadships.

Inflation. Roadships believes that inflation has not had a material effect on its operations to date.

Income Taxes. Roadships has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. Since Roadships had no operations within the United States, there is no provision for US income taxes, and there are no deferred tax amounts as of December 31, 2008. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect to temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  Management does not expect the adoption of this statement to have any material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133.”  SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about:  (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  Management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), “Business Combinations”, and (b.) SFAS No. 160”, Noncontrolling Interests in Consolidated Financial Statements”. These statements are effective for fiscal years beginning after December 15, 2008, and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in financial statements. The Company is in the process of evaluating the impact, if any, of SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.)  SFAS 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, of the adoption of SFAS 159 on its financial statements.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by Roadships may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address Roadships’ growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from Roadships’ forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.

Roadships does not assume the obligation to update any forward-looking statement.  One should carefully evaluate such statements in light of factors described in Roadships’ filings with the SEC, especially on Forms 10-K, 10-Q and 8-K.  Listed below are some important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in Roadships common stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of Roadships common stock.  There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals.  The risks described below are not the only ones Roadships will face.  If any of these risks actually occurs, Roadships business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of Roadships’ common stock could decline and investors in Roadships common stock could lose all or part of their investment.  The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to Roadships, material risks related to Roadships industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

There are numerous risks, known and unknown, that may prevent Roadships from achieving its goals including, but not limited to, those described below. Additional unknown risks may also impair Roadships’ financial performance and business operations.  Roadships’ business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of Roadships’ securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to Roadships’ business and financial condition.

We will be dependent on revenue from a limited number of customers. If we were to be deprived of revenue from one or more these key customers, our future revenue and business operations could be materially adversely effected.

We currently have no revenues and there is no guarantee that we will ever record revenues.  Even if we do generate revenues there is a high likelihood they will be generated from a small number of customers.  Accordingly, our revenue stream will not be diversified and we will run the risk of losing a significant portion of our income in the event one or more of our customers does not repeat their business with us.

We are dependent on short term contracts with our customers. If these contracts were terminated, our results of operations would be materially adversely affected.

We plan to enter into agreements to provide transportation services with some of our shipping customers. These agreements, however, will not commit them to using us for any specific volume of transportation services and the agreements can be terminated on 30 days notice. The termination of any of these contracts could have a material adverse effect on our business operations and prospects.

We face risks related to rapidly evolving technologies. If we do not respond to these evolving technologies, we may have difficulty in retaining our customers or expanding our customer base.

Our markets are subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend, in part, upon our ability to enhance existing applications and develop and introduce new applications or capabilities that:

▪ meet or exceed technological advances in the marketplace;

▪ meet changing customer requirements;

▪ comply with changing industry standards;

▪ achieve market acceptance; and

▪ respond to competitive offerings.

We may not possess sufficient resources to continue to make the necessary investments in technology. In addition, we may not successfully identify new opportunities or develop and bring new opportunities to market in a timely and efficient manner. If we are unable, for technological or other reasons, to develop and introduce new and enhanced opportunities in a timely manner, we may lose existing customers and fail to attract new customers, which may adversely affect our ability to generate revenues sufficient to provide for our ongoing operations.

Reliance upon Management.

Presently, we are totally dependent upon the personal efforts of our current management. The loss of any of our officers or directors could have a material adverse effect upon our business and future prospects.  We do not presently have key-man life insurance on the lives of any of our officers or directors.  Further, all decisions with respect to management of our affairs will be made exclusively by our current management.  Our success will, in significant part, depend upon the efforts and abilities of management. Additionally, as we implement our planned marketing strategy and related operations we will require the services of additional skilled personnel.  There can be no assurance that we can attract persons with the requisite skills and training to meet our future needs or, even if such persons are available, that they can be hired on terms favorable to us.

Our growth is dependent on the successful implementation of our business plan.

It is currently anticipated that our future growth will result from the development of our market niche, the ability to implement our new business plans and strategy, development of brand awareness, effectively responding to competition, future development and upgrading of our technology, the ability to attract and retain qualified personnel and the ability to obtain necessary financing on acceptable terms. Additionally, as we implement our business plan, there can be no assurance that there will not be substantial unanticipated costs and expenses associated with the implementation of such plan.

Ability to Fund Business Strategy.

Our business strategy will require that substantial capital investment and adequate financing be available to us for the development of operations and additional equipment and facilities.  Should we be unable to obtain the amount of capital for anticipated needs, we may be required to obtain financing through borrowings or the issuance of additional equity or debt securities, which could have an adverse effect on the value of the existing common stock.

Uncertainty as to Management's Ability to Control Costs and Expenses.

With respect to our planned business operations, management cannot accurately project or give any assurance, with respect to our ability to control development and operating costs and/or expenses in the future. Consequently, even if we are successful in implementing our planned growth (of which there can be no assurance), if management is not able to adequately control costs and expenses, such operations may not generate any profit or may result in operating losses.

No Dividends.

We have not paid any dividends nor, by reason of our present financial status and contemplated financial requirements, do we anticipate paying any dividends in the foreseeable future.

Developing Market; New Entrants.

Our future growth is dependent to a significant extent upon our ability to attract new clients.  The market for our products and services is highly competitive, and is characterized by an increasing number of new market entrants.  Demand and market acceptance for such products and services are subject to a high level of uncertainty, and there can be no assurance that the commercial acceptance will continue to grow.

 Additional Financing.

We will require additional financing in order to complete implementation of our proposed business plan and expand our operations. Further, assuming that we are able to successfully expand our operations, it is likely that we will require subsequent additional financing in the future. There can be no assurance that such financing will be available or, if available, that it can be obtained on terms favorable to us.

Certain of our stockholders control a significant amount of our common stock.

Approximately 93% of our outstanding common stock is owned by two shareholders:  Mr. Micheal Nugent (89%) and Mr. Robert Smith (4%).  Thus, these stockholders, if they act together will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale, and might affect the market price of our common stock.

The terms on which we may raise additional capital may result in significant dilution and may impair our stock price.

We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price and could result in a significant dilution to or impair our stock price.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include an auditor’s report on internal controls over financial reporting for the year ended December 31, 2008. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes-Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Because our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors.

The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

·	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

·	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

·

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

There is currently no liquid trading market for Caddystat’s common stock and Caddystats cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for Caddystat’s common stock. Caddystats cannot predict how liquid the market for Caddystat’s common stock might become. Caddystat’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol CDDY. Caddystats currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should Caddystats fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of Caddystat’s common stock could suffer, the trading market for Caddystat’s common stock may be less liquid and Caddystat’s common stock price may be subject to increased volatility.

Rising Fuel Prices May Adversely Affect Our Profits.

Fuel is a significant operating expense for our shipping operations. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. As a result, increases in the price of fuel, such as we are currently experiencing, may adversely affect profitability. There can be no assurance that our customers will agree to bear such fuel price increases via fuel surcharges without a reduction in their volumes of business with us nor any assurance that our future fuel hedging efforts, if any, will be successful.

In addition, a bill has been introduced in the Senate that will limit the sulphur content of fuel used by vessels that enter or leave U.S. ports. As a result of any such legislation or other laws affecting emissions of marine vessels, we may be required to use more expensive fuels or modify our vessels which will result in an increase in our cost of operations.

A decrease in Shipping Volume in Our Markets Will Adversely Affect Our Business.

Demand for our shipping services depends on levels of shipping in our Jones Act markets, as well as on economic and trade growth and logistics. Cyclical or other recessions in the continental U.S. or in these markets can negatively affect our operating results as customers may ship fewer containers or may ship containers only at reduced rates. We cannot predict whether or when such downturns will occur.

If We are Unable to Implement Our Business Plan, Our Future Results Could be Adversely Affected.

Our future results of operations will depend in significant part on the extent to which we can implement our business strategy successfully. Our business strategy includes continuing to organically grow our revenue, providing complete shipping and logistics services, leveraging our capabilities to serve a broad range of customers, leveraging our brand, maintaining industry-leading information technology, pursuing strategic acquisitions and reducing operating costs. Our strategy is subject to business, economic and competitive uncertainties and contingencies, many of which are beyond our control. As a consequence, we may not be able to fully implement our strategy or realize the anticipated results of our strategy.

Repeal, Substantial Amendment, or Waiver of the Jones Act or its Application Could Have a Material Adverse Effect on Our Business.

If the Jones Act were to be repealed, substantially amended, or waived, and, as a consequence, competitors with lower operating costs were to enter any of our Jones Act markets, our business would be materially adversely affected. In addition, our advantage as a U.S.-citizen operator of Jones Act vessels could be eroded by periodic efforts and attempts by foreign interests to circumvent certain aspects of the Jones Act. If maritime cabotage services were included in the General Agreement on Trade in Services, the North American Free Trade Agreement or other international trade agreements, or if the restrictions contained in the Jones Act were otherwise altered, the shipping of maritime cargo between covered U.S. ports could be opened to foreign-flag or foreign-built vessels.

In September 2005, the Department of Homeland Security issued limited temporary waivers of the Jones Act solely to permit the transport of petroleum and refined petroleum products in the United States in response to the damage caused to the nation’s oil and gas production facilities and pipelines by Hurricanes Katrina and Rita. There can be no assurance as to the timing of any future waivers of the Jones Act or that any such waivers will be limited to the transport of petroleum and refined petroleum products.

Our Industry is Unionized and Strikes By Our Union Employees or Others in the Industry May Disrupt our Services and Adversely Affect Our Operations.

Our industry is susceptible to work stoppages and other adverse employee actions due to the strong influence of maritime trade unions. We may be adversely affected by future industrial action against efforts by our management or the management of other companies in our industry to reduce labor costs, restrain wage increases or modify work practices.

In addition, in the future, we may not be able to negotiate, on terms and conditions favorable to us, renewals of our collective bargaining agreements with unions in our industry and strikes and disruptions may occur as a result of our failure or the failure of other companies in our industry to negotiate collective bargaining agreements with such unions successfully.

Our Employees are Covered by Federal Laws that May Subject us to Job-Related Claims in Addition to Those Provided by State Laws.

Some of our employees are covered by several maritime statutes, including provisions of the Jones Act, the Death on the High Seas Act, the Seamen’s Wage Act and general maritime law. These laws typically operate to make liability limits established by state workers’ compensation laws inapplicable to these employees and to permit these employees and their representatives to pursue actions against employers for job-related injuries in federal courts. Because we are not generally protected by the limits imposed by state workers’ compensation statutes for these employees, we may have greater exposure for any claims made by these employees than is customary in the United States.

 Compliance With Safety and Environmental Protection and Other Governmental Requirements May Adversely Affect Our Operations.

The shipping industry in general and our business and the operation of our vessels and terminals in particular are affected by extensive and changing safety, environmental protection and other international, national, state and local governmental laws and regulations. For example, our vessels, as U.S.-flagged vessels, generally must be maintained “in class” and are subject to periodic inspections by the American Bureau of Shipping or similar classification societies, and must be periodically inspected by, or on behalf of, the U.S. Coast Guard. In addition, the United States Oil Pollution Act of 1990 (referred to as OPA), the Comprehensive Environmental Response, Compensation & Liability Act of 1980 (referred to as CERCLA), and certain state laws require us, as a vessel operator, to obtain certificates of financial responsibility and to adopt procedures for oil or hazardous substance spill prevention, response and clean up. In complying with these laws, we have incurred expenses and may incur future expenses for ship modifications and changes in operating procedures. Changes in enforcement policies for existing requirements and additional laws and regulations adopted in the future could limit our ability to do business or further increase the cost of our doing business.

We believe our vessels are maintained in good condition in compliance with present regulatory requirements, are operated in compliance in all material respects with applicable safety/environmental laws and regulations and are insured against the usual risks for such amounts as our management deems appropriate. Our vessels operating certificates and licenses are renewed periodically during the required annual surveys of the vessels. However, there can be no assurance that such certificates and licenses will be renewed. Also, in the future, we may have to alter existing equipment, add new equipment to, or change operating procedures for, our vessels to comply with changes in governmental regulations, safety or other equipment standards to meet our customers’ changing needs. If any such costs are material, they could adversely affect our financial condition.

 We are Subject to New Statutory and Regulatory Directives in the United States Addressing Homeland Security Concerns that May Increase Our Costs and Adversely Affect Our Operations.

Various government agencies within the Department of Homeland Security (“DHS”), including the Transportation Security Administration, the U.S. Coast Guard, and U.S. Bureau of Customs and Border Protection, have adopted, and may adopt in the future, new rules, policies or regulations or changes in the interpretation or application of existing laws, rules, policies or regulations, compliance with which could increase our costs or result in loss of revenue.

The Coast Guard’s new maritime security regulations, issued pursuant to the Maritime Transportation Security Act of 2002 (“MTSA”), require us to operate our vessels and facilities pursuant to both the maritime security regulations and approved security plans. Our vessels and facilities are subject to periodic security compliance verification examinations by the Coast Guard.

A failure to operate in accordance with the maritime security regulations or the approved security plans may result in the imposition of a fine or control and compliance measures, including the suspension or revocation of the security plan, thereby making the vessel or facility ineligible to operate. We are also required to audit these security plans on an annual basis and, if necessary, submit amendments to the Coast Guard for its review and approval. Failure to timely submit the necessary amendments may lead to the imposition of the fines and control and compliance measures mentioned above. Failure to meet the requirements of the maritime security regulations could have a material adverse effect on our results of operations.

DHS may adopt additional security-related regulations, including new requirements for screening of cargo and our reimbursement to the agency for the cost of security services. These new security-related regulations could have an adverse impact on our ability to efficiently process cargo or could increase our costs. In particular, our customers typically need quick shipping of their cargos and rely on our on-time shipping capabilities. If these regulations disrupt or impede the timing of our shipments, we may fail to meet the needs of our customers, or may increase expenses to do so.

 Increased Inspection Procedures and Tighter Import and Export Controls Could Increase Costs and Disrupt Our Business.

Domestic and international container shipping is subject to various security and customs inspection and related procedures, referred to herein as inspection procedures, in countries of origin and destination as well as in countries in which transshipment points are located. Inspection procedures can result in the seizure of containers or their contents, delays in the loading, offloading, transshipment or delivery of containers and the levying of customs duties, fines or other penalties against exporters or importers (and, in some cases, shipping and logistics companies such as us). Failure to comply with these procedures may result in the imposition of fines and/or the taking of control or compliance measures by the applicable governmental agency, including the denial of entry into U.S. waters.

We understand that, currently, only a small proportion of all containers delivered to the United States are physically inspected by U.S., state or local authorities prior to delivery to their destinations. The U.S. government, foreign governments, international organizations, and industry associations have been considering ways to improve and expand inspection procedures. There are numerous proposals to enhance the existing inspection procedures, which if implemented would likely affect shipping and logistics companies such as us. Such changes could impose additional financial and legal obligations on us, including additional responsibility for physically inspecting and recording the contents of containers we are shipping. In addition, changes to inspection procedures could impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo by container uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition and results of operations.

Catastrophic Losses and Other Liabilities Could Adversely Affect Our Results of Operations and Such Losses and Liability May Be Beyond Insurance Coverage.

The operation of any oceangoing vessel carries with it an inherent risk of catastrophic maritime disaster, mechanical failure, collision, and loss of or damage to cargo. Also, in the course of the operation of our vessels, marine disasters, such as oil spills and other environmental mishaps, cargo loss or damage, and business interruption due to political or other developments, as well as maritime disasters not involving us, labor disputes, strikes and adverse weather conditions, could result in loss of revenue, liabilities or increased costs, personal injury, loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations. Damage arising from such occurrences may result in lawsuits asserting large claims.

Although we maintain insurance, including retentions and deductibles, at levels that we believe are consistent with industry norms against the risks described above, including loss of life, there can be no assurance that this insurance would be sufficient to cover the cost of damages suffered by us from the occurrence of all of the risks described above or the loss of income resulting from one or more of our vessels being removed from operation. We also cannot assure you that a claim will be paid or that we will be able to obtain insurance at commercially reasonable rates in the future. Further, if we are negligent or otherwise responsible in connection with any such event, our insurance may not cover our claim.

In the event that any of the claims arising from any of the foregoing possible events were assessed against us, all of our assets could be subject to attachment and other judicial process.

As a result of the significant insurance losses incurred in the September 11, 2001, attack and related concern regarding terrorist attacks, global insurance markets increased premiums and reduced or restricted coverage for terrorist losses generally. Accordingly, premiums payable for terrorist coverage have increased substantially and the level of terrorist coverage has been significantly reduced.

Additionally, new and stricter environmental regulations have led to higher costs for insurance covering environmental damage or pollution, and new regulations could lead to similar increases or even make this type of insurance unavailable.

We are susceptible to severe weather and natural disasters.

Our operations are vulnerable to disruption as a result of weather and natural disasters such as bad weather at sea, hurricanes, typhoons and earthquakes. Such events will interfere with our ability to provide the on-time scheduled service our customers demand resulting in increased expenses and potential loss of business associated with such events. In addition, severe weather and natural disasters can result in interference with our terminal operations, and may cause serious damage to our vessels, loss or damage to containers, cargo and other equipment and loss of life or physical injury to our employees. Terminals on the east coast of the continental U.S. and in the Caribbean are particularly susceptible to hurricanes and typhoons. Any such damage will not be fully covered by insurance.

We may face new competitors.

Other established or start-up shipping operators may enter our markets to compete with us for business.

These potential competitors may have access to financial resources substantially greater than our own. The entry of a new competitor on any of our trade routes could result in a significant increase in available shipping capacity that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may face significant costs as the vessels currently in our fleet age.

We believe that each of the vessels we will operate has an estimated useful life of approximately 45 years from the year it was built. We expect to incur increasing costs to operate and maintain the vessels in good condition as they age. Eventually, these vessels will need to be replaced. We may not be able to replace all of our existing vessels with new vessels based on uncertainties related to financing, timing and shipyard availability.

We may face unexpected substantial drydocking costs for our vessels.

Our vessels will be drydocked periodically to comply with regulatory requirements and to affect maintenance and repairs, if necessary. The costs of such repairs at each drydocking are difficult to predict with certainty and can be substantial. In addition, our vessels may have to be drydocked in the event of accidents or other unforeseen damage. Our insurance may not cover all of these costs. Large unpredictable repair and drydocking expenses could significantly decrease our profits.

Loss of our key management personnel could adversely affect our business.

Our future success will depend, in significant part, upon the continued services of Mr. Micheal Nugent, our Chairman and CEO, Mr. Patrick Greene, our Executive Vice President, Mr. Robert McClelland, our Treasurer, and Mr. Robert Smith, our Secretary. The loss of the services of any of these executive officers could adversely affect our future operating results because of their experience and knowledge of our business and customer relationships. If key employees depart, we may have to incur significant costs to replace them and our ability to execute our business model could be impaired if we cannot replace them in a timely manner. We do not expect to maintain key person insurance on any of our executive officers.

We are subject to, and may in the future be subject to, disputes, or legal or other proceedings, that could have a material adverse effect on us.

The nature of our business exposes us to the potential for disputes, or legal or other proceedings, from time to time relating to labor and employment matters, personal injury and property damage, environmental matters and other matters, as discussed in the other risk factors disclosed in this prospectus. In addition, as a common carrier, our tariffs, rates, rules and practices in dealing with our customers are governed by extensive and complex foreign, federal, state and local regulations which are the subject of disputes or administrative and/or judicial proceedings from time to time. These disputes, individually or collectively, could harm our business by distracting our management from the operation of our business. If these disputes develop into proceedings, these proceedings, individually or collectively, could involve significant expenditures by us or result in significant changes to our tariffs, rates, rules and practices in dealing with our customers that could have a material adverse effect on our future revenue and profitability.

Integrating acquisitions may be time-consuming and create costs that could reduce our net income and cash flows.

Part of our growth strategy may include pursuing acquisitions. Any integration process may be complex and time-consuming, may be disruptive to our business and may cause an interruption of, or a distraction of our management’s attention from our business as a result of a number of obstacles, including but not limited to:

•	the loss of key customers of the acquired company;

•	the incurrence of unexpected expenses and working capital requirements;

•	a failure of our due diligence process to identify significant issues or contingencies;

•	difficulties assimilating the operations and personnel of the acquired company;

•	difficulties effectively integrating the acquired technologies with our current technologies;

•	our inability to retain key personnel of acquired entities;

•	a failure to maintain the quality of customer service;

•	our inability to achieve the financial and strategic goals for the acquired and combined businesses; and

•	difficulty in maintaining internal controls, procedures and policies.

Any of the foregoing obstacles, or a combination of them, could negatively impact our net income and cash flows.

 We do not currently pay dividends and may not have the necessary funds to pay dividends on our common stock or we may elect not to pay dividends on our common stock.

We do not currently pay dividends and we will require continuing, significant cash flow in order for us to make payments of regular dividends to our stockholders. However, we have no operations of our own and have derived, and will continue to derive, all of our revenues and cash flow from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make funds available to us. They may not have sufficient funds or assets to permit payments to us in amounts sufficient to fund future dividend payments. There is a significant risk that we may not have the requisite funds to make regular dividend payments in the future. In addition, we may elect not to pay dividends as a substantial portion of our future earnings will be utilized to make payments of principal and interest on our indebtedness and to fund the development and growth of our business.

The Company faces intense competition that could adversely affect its ability to increase market share and could reduce its profitability.

Our businesses operate in highly competitive industries. These intense levels of competition could reduce our revenues and/or increase our expenses, either of which would reduce our profitability.

In addition to price, service, experience, reputation and quality of equipment, important competitive factors include safety record, ability to meet the customer’s schedule, the customer’s national flag preference, operating conditions, capability and intended use, complexity of logistical support needs and presence of equipment in the appropriate geographical locations.

Many of our major competitors are diversified multinational companies. Some of these companies have financial resources and operating staffs substantially larger than ours. As a result, they may be better able to make vessels available more quickly and efficiently, meet the customer’s schedule and withstand the effect of declines in market prices. They may also be better able to weather a downturn in our customers’ businesses. As a result, we could lose customers and market share to these competitors.

Our international operations pose additional risks that can negatively impact our financial condition, results of operations or cash flows.

These operations are subject to various conditions and potential events associated with and inherent in the conduct of business with foreign nations. These include, without limitation, political instability, vessel seizure, nationalization of assets, fluctuating currency values, hard currency shortages, controls of currency exchange, reliance on foreign agents for collection of revenue, the repatriation of income or capital, import-export quotas, and other forms of public and governmental regulation, all of which are beyond our control.

While it is not possible to predict whether any of these conditions will develop or events will occur, the development or occurrence of any one or more of them could have a material adverse affect on our financial condition, results of operations or cash flows. While we do business in many countries outside of the United States, substantially all such business is denominated in United States dollars. Since only some of our expenses outside of the United States are made in United States dollars our expenses in foreign countries could effectively increase if the United States dollar declines in value against a foreign country’s local currency.

The Company has experienced loss since inception in September 2008 and is a development stage company.

Our net loss for the remainder of 2008 was $2,180. The Company being newly organized is considered a development stage company. No assurances can be given that the Company will be able to compete with other companies in its industry. The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our current executive officers and directors have not and do not receive any compensation and have not received any restricted share awards, options or any other payouts.

There are no current employment agreements between the Company and its executive officers or directors. Our executive officer and directors have agreed to work without remuneration until such time as we receive revenues that are sufficiently necessary to provide proper salaries to the officer and compensate the directors for participation. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

The following table sets forth as of December 31, 2008, the number of shares of the Company’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s voting stock, and by each of the Registrant’s directors and executive officers and by all its directors and executive officers as a group. The addresses of the beneficial owners are set forth below.

Title of Class

Name and Address of Beneficial

Amount

Percent of Class

Owner [1]

Common Stock

Robert Smith

450,000

4%

1451 West Cypress Creek Road,

Suite 300, Fort Lauderdale, FL 33309

 Common Stock

Micheal Nugent

9,570,000

89%

1451 West Cypress Creek Road,

Suite 300, Fort Lauderdale, FL 33309

________________________________________________________________________________

All Beneficial Owners as a Group

10,020,000

93%

                                 (2 people)

(1) Calculation based on 10,750,000 shares issued and outstanding as of March 4, 2009.

(2) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Name

Age

Position

Micheal Nugent

46

Chairman, CEO

Robert McClelland

55

Director & Treasurer

Robert Smith

47

Director, Corporate Secretary

Patrick Greene

42

Director & Executive Vice President

Biographies

Micheal Nugent - 46 yrs

Chairman, Chief Executive Officer

Micheal Nugent holds office and active roles with several private and public companies in the USA and Australia, including as the Founder, Chairman and CEO of Roadships America, Inc., a private Florida company that is developing Short Sea Shipping Systems. He is CEO of Nugent Engine Technologies Inc., a Florida public company that is investigating new engine technologies. He is the Founder and President of Cycclone Magnetic Engines Inc., a private Nevada company that is developing engine technology. He is President and CEO of Roman Acquisition Corp., a Nevada public company.  He is Founder, Chairman and CEO of Fire From Ice Films, Inc., a private Nevada company that is partnering with feature film producers. He is CEO of Endeavour Logistics Pty Ltd, a private Australian company that consults with Australian Transport Companies. He is also Chairman and CEO of Adbax Pty Ltd and Adbax Truckside Management Pty Ltd, 2 private Australian companies that provide truckside advertising as an affiliate of Truckads USA. Mr Nugent completed his discipline as a Diesel Fitter in 1983 with Cummins Diesel Sales and Service. Mr Nugent is a member of the Australian Institute of Company Directors, Marine Highways Cooperative, The Coastwise Coalition and the Advertising Federation of Australia.

Robert McClelland - 55 yrs

Director, Treasurer

Robert McClelland is a Director and company Secretary of Endeavour Logistics Pty Ltd. Endeavour represents the transport arm of Roadships Holdings, Inc. in Australia.  Mr. McClelland also serves as a Director of Cycclone Magnetic Engines Inc. He is also a Director of Fire From Ice Films Pty Ltd.  Robert spent 27 years in the Automotive parts Industry and some 6 years in the finance sector.  Robert is currently a Director of Adbax Truckside Management Pty Ltd. in Australia.

Robert Smith - 47 yrs

Director, Corporate Secretary

Robert Smith is a Director and Corporate Secretary of Enterprise IV Corporation, a 10-12G Blank Check Company; the co-Managing Member of Enterprise Creations LLC, a joint venture, and; the Managing Member of RKS Capital LLC, a business development solution provider.  Mr. Smith has 20 plus cumulative years of management experience; 16 years at executive-level management; 12 plus years [hands-on] building start-ups and emerging companies; 10 years experience as a business development consultant. He holds extensive experience and success in strategic planning and management and capital acquisition (equity and private debt).  Mr. Smith is a “nuts and bolts” business development professional with proven success working with development, start-up, emerging and growth companies in a variety of industries; with added emphasis on capital acquisition strategies and business plan development.

Patrick Greene

- 42yrs

Director, Executive Vice President

Patrick Greene is a Director and Chief Financial Officer of Endeavour Logistics Pty Ltd.  Endeavour represents the transport arm of Roadships Holdings, Inc. in Australia.  Mr. Greene also serves as Operations Manager of Adbax Truckside Management Pty Ltd.  Patrick completed his discipline in the automotive and marine industries in 1988, and he also taught automotive trade students at a technical college (TAFE) in the 90’s. He spent 20 years in his industry as an employee and business operator.  Patrick is a Director and company Secretary of Nugent Engine Technologies Pty Ltd.

Meetings of Our Board of Directors

The Registrant’s Board of Directors took all actions by unanimous written consent without a meeting during the fiscal year ended December 31, 2008. Roadships’ Board of Directors held no formal meetings during the period commencing on January 1, 2009 and ending on February 23, 2009.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the board of directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

No directors of the Company have received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.  The Company may pay cash compensation to its directors in the future, however, no final determination has been made as of the date hereof.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s Chief Executive Officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE

Name of Officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total
Gordon Dawson	2008 2007 2006	- - -	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Micheal Nugent	2008	-	-	-	-	-	-	-	-
Robert Smith	2008	-	-	-	-	-	-	-	-
Robert McClelland	2008	-	-	-	-	-	-	-	-
Patrick Greene	2008	-	-	-	-	-	-	-	-

The Company may pay cash compensation to its officers in the future, however, no final determination has been made as of the date hereof.

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended December 31, 2008.

During the year ended December 31, 2008, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of investigating the availability of such insurance.

Certain Relationships and Related Transactions

None.

Description of Securities

The Company is authorized to issue 75,000,000 shares of common stock, $.001 par value, of which 10,750,000 shares are issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The Company has no preferred stock authorized.

Registration Rights

None.

Market Price and Dividends

There is not, and never has been, a public market for the securities of the Registrant. The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol CDDY, but there is currently no liquid trading market.

For the foreseeable future, except for the special cash distribution, the Company does not intend pay cash dividends to its stockholders.

Indemnification of Directors and Officers

Our Certificate of Incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of

Delaware.

As permitted by Delaware law, we have eliminated the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide, among other things, that we will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “CDDY,” but there is currently no liquid trading market.

The transfer agent for our common stock is Signature Stock Transfer, Inc., located at 2301 Ohio Drive, Plano, TX 75093. Their telephone number is (972) 612-4120.

Item 4.01

Changes in Registrants Certifying Accountant

Effective as of March 4, 2009, the Company dismissed Moore & Associates, Chartered (the “Former Accountant”) as its independent accountant. The Former Accountant had previously been engaged as the principal independent accountant to audit the Company’s financial statements. The Company retained M&K CPAs, PLLC (“M&K”) as its new independent registered public accountant on March 4, 2009. M&K is located in Houston, Texas.

The Former Accountant’s report as of August 31, 2008 and 2007, and for the years then ended, on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph regarding our ability to continue as a going concern.

The decision to change accountants was approved by the Company’s board of directors on March 4, 2009.

During the two most recent fiscal years ended August 31, 2008 and 2007, and in the subsequent interim periods through March 4, 2009, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the Former Accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. Furthermore, during this same period, there were no “reportable events” as defined in Section 304(a)(1)(v) of Regulation S-K.

The Company had made the contents of this Current Report on Form 8-K available to the Former Accountant prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”), and requested that the Former Accountant furnish the Company with a letter addressed to the SEC stating whether the Former Accountant agrees or disagrees with, or wishes to clarify the Company’s expression of, its views, or containing any additional information. A copy of the Former Accountant’s letter to the SEC is attached hereto as Exhibit 16.

As of March 4, 2009, M&K was engaged as the Company’s new independent registered public accountant. The appointment of M&K was approved by the Company’s board of directors. During the two most recent fiscal years ended August 31, 2008 and 2007, and in the subsequent interim periods through March 4, 2009, the Company did not consult M&K regarding either:

(i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01

Changes in Control of Registrant

The information provided in Item 1.01 and Item 5.02 is hereby incorporated by reference herein.

Pursuant to the terms of the Plan of Exchange as described in item 1.01, following the Closing of the exchange transaction, Mr. Gordon Dawson resigned as director of Caddystats and the board appointed Mr. MichealMicheal Nugent as Chief Executive Officer, and Chairman of the Company.  The board also appointed Robert Smith as Director and Corporate Secretary, Robert McClelland as Director and Treasurer, and Patrick Green as Director and Executive Vice President.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The board of directors of the Company accepted the resignation of Mr. Gordon Dawson, President and Director of Caddystats. The board appointed Mr. MichealMicheal Nugent as Chief Executive Officer, and Chairman of the Company.  The board also appointed Robert Smith as Director and Corporate Secretary, Robert McClelland as Director and Treasurer, and Patrick Green as Director and Executive Vice President. These appointments are effective as of February 24, 2009.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transactions, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Nugent, Mr. Smith, Mr. McClelland, and Mr. Green had or will have a direct or indirect material interest.

Item 5.06

Change in Shell Company Status

As a result of the consummation of the transactions contemplated by the Agreement, Caddystats believes that it will no longer be a “shell company;” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01

Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired and Pro Forma Information.

In accordance with Item 9.01(a), Roadships Balance Sheet as of December 31, 2008 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception through December 31, 2008 have been attached as Exhibit 99.1 hereto.

(d)

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

3.1

Articles of Incorporation of Roadships Holdings, Inc.

3.2

Bylaws of Roadships Holdings, Inc.

3.3

Articles of Incorporation of Roadships America, Inc.

3.4

Bylaws of Roadships America, Inc.

10.1

Plan of Exchange between Caddystats, Inc. and Roadships Holdings, Inc.

10.2

Asset Purchase Agreement between Caddystats, Inc. and Gordon Dawson

10.3

Mutual Settlement, Release of Debt, Covenant Not To Sue, Waiver, and Non-Disclosure Agreement between Corpsense Consulting and Caddystats, Inc.

10.4

Mutual Settlement, Release of Debt, Covenant Not To Sue, Waiver, and Non-Disclosure Agreement between Gordon Dawson and Caddystats, Inc.

10.5

Lease Agreement with Regus

16

Letter from Former Accountants Moore & Associates

99.1

Financial Statements of Roadships Holdings, Inc. and Roadships America, Inc.

99.2

Unaudited Pro Formas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2009	CADDYSTATS, INC.

	By:	/s/ Micheal Nugent
Micheal Nugent
Chief Executive Officer

EXHIBIT 99.1

ROADSHIPS HOLDINGS, INC. & ROADSHIPS AMERICA, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Roadships Holdings, Inc.

We have audited the accompanying balance sheet of Roadships Holdings, Inc. (a development stage company) as of December 31, 2008, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from September 26, 2008 (inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roadships Holdings, Inc. as of December 31, 2008, and the results of its operations, changes in stockholders’ equity (deficit) and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 20, 2009

ROADSHIPS HOLDINGS, INC.
(A Development Stage Company)
BALANCE SHEET
AS OF DECEMBER 31, 2008

ASSETS:
Current Assets:
Cash	$100

Total Current Assets	100

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current Liabilities:
Shareholder Loan	$1,980

Total Current Liabilities	1,980

TOTAL LIABILITIES	$1,980

Stockholders’ Deficit:
Preferred Convertible Stock, $.001 par value; 1,000,000,000 shares authorized,
0 shares issued and outstanding	-
Common Stock, $.001 par value; 3,000,000,000 shares authorized,
27,811,320 shares issued and outstanding	27,811
Additional Paid-in capital	27,511
Deficit Accumulated During the Development Stage	(2,180)

Total Stockholders’ Deficit	(1,880)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$100

See the accompany summary of accounting policies and notes to the financial statements.

F2

ROADSHIPS HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD
FROM SEPTEMBER 26, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

For the period
from September 26, 2008 (inception) through
December 31, 2008
Expenses:
General and Administrative Expenses	$2,180
Total Operating Expenses	$2,180

Net Loss	($2,180)

Net Loss per Common Share – Basic and Diluted	($0.00)

Per Share Information:
Weighted Average Number Of Common
Shares Outstanding – Basic and Diluted	27,811,320

See the accompany summary of accounting policies and notes to the financial statements.

F3

ROADSHIPS HOLDINGS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD
FROM SEPTEMBER 26, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

September 26, 2008
(inception) through
December 31, 2008
Cash Flows from Operating Activities:
Net Loss	$ (2,180)

Net Cash Flows Used in Operations	$ (2,180)
Cash Flows from Financing Activities:
Cash proceeds from the issuance of founders shares	$ 300

Cash proceeds from shareholder loan	$ 1,980

Net Cash Flows Provided by Financing Activities	$ 2,280

Net Increase in Cash	$ 100

Cash and Cash Equivalents – Beginning of Period	$ -

Cash and Cash Equivalents – End of Period	$ 100

SUPPLEMENTARY INFORMATION
Interest Paid	$ -
Taxes Paid	$ -

See the accompany summary of accounting policies and notes to the financial statements.

F4

ROADSHIPS HOLDINGS, INC
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
FROM SEPTEMBER 26, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	Number of		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity(Deficit)

Inception – Issuance of founders shares September 26, 2008	27,611,320	$27,611	$ (27,511)	-	$ 100

Issuance of stock to incorporator for expenses	200,000	200	-	-	200

Net loss for period	-	-	-	(2,180)	(2,180)

Balances – December 31, 2008	27,811,320	$27,811	$ (27,511)	$ (2,180)	$ (1,880)

See the accompany summary of accounting policies and notes to the financial statements.

F5

Roadships Holdings, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2008

Note 1- Description of Business

Roadships Holdings, Inc. (the “Company”) is a Vero Beach, Florida start-up Company that was incorporated on September 26, 2008. The Company was founded with plans of launching operations in the U.S. and Australian Ground Freight Transportation market by means of merger and acquisition and the U.S. Intermodal Shipping Industry by means of existing contractual partnership with STX Europe and STC Marine Canada.

Note 2 – Preparation and Basis of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 3- Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

 The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits. There were no cash equivalents as of December 31, 2008.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Income Per Share

Basic net income (loss) per common share amounts is computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method. As of December 31, 2008 there were no dilutive convertible common shares outstanding.

Development Stage Enterprise

As a result of the Companies’ limited operating history and lack of current revenue stream we report our financial statements pursuant to FASB statement number 7, which focuses on development stage companies. Users of the financial statements should be familiar with these statements and its effect on the financial statements.

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 4 – Going Concern

Roadships Holdings, Inc. does not meet the test of “going concern;” instead the corporation was formed to pursue a business combination with target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. As of this date the company has not finalized a business combination and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders. The Company’s financial statements have been prepared on a development stage company basis. Substantial doubt exists as to Roadships Holdings,’ ability to continue as a going concern. No adjustment has been made to these financial statements for the outcome of this uncertainty.

Note 5 – Income Tax

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the company has incurred losses from inception.

At December 31, 2008, the company had US net operating loss carry forwards of approximately $2,180 for federal income tax purposes, and Florida currently imposes no state corporate income tax.

Deferred tax assets and liabilities are comprised of the following as of December 31, 2008:

Deferred income tax assets:

Tax effect of net operating loss carry forward	$ 763
Valuation allowance	(763)
Net deferred tax asset	$ -

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

Note 6 – Share Capital

On September 26, 2008, Roadships Holdings, Inc. issued 100,000 shares of its Series A Common Stock to the Company’s Incorporator, RKS Capital LLC, as founder shares.

On September 26, 2008, Roadships Holdings, Inc. issued 27,511,320 shares of its Series A Common Stock to the Company’s seventy four (75) Co-Founders for $100, as founder shares.

On September 27, 2008, Roadships Holdings, Inc. issued 200,000 shares of its Series A Common Stock to RKS Capital LLC, in exchange for $200.

At December 31, 2008, the company’s stock register reports a total 27,811,320 shares of Common Stock outstanding, with all 27,811,320 still held and owned by the Company’s seventy six (76) Founders, and a total of 0 shares of Preferred Convertible Stock outstanding.

Note 7 – Related Party Transactions

During the period ended December 31, 2008, RKS Capital LLC, the incorporator has paid $200 in expenses relevant to this filing; and this expense, upon resolution of the board of directors, was offset by the issuance of 200,000 shares of Company Common Stock.

During the year ended December 31, 2008 the incorporator loaned the Company $1,980. This loan is payable upon demand and is interest free. Interest has not been imputed due to the immateriality of the amount.

Note 8 – Subsequent Events

After December 31, 2008 we signed a purchase agreement to acquire the outstanding shares of Caddystats, Inc. (“Caddystats”), a Delaware corporation that is  OTC-BB listed under CDDY, which we believe will result in a reverse merger pursuant to FASB statement number 141 when finalized; this acquisition will result in a change in control of Roadships Holdings, when and if finalized and completed, as Roadships Holdings, will subsequently be a wholly-owned subsidiary Caddystats.

After December 31, 2008, we signed a letter of intent, subject to execution of a definitive, to acquire 100% of the outstanding shares of a privately held Wetherill Park, New South Whales, Australia ground freight transportation company.  If the merger is completed we believe will result in a merger pursuant to FASB statement number 141 when finalized; this acquisition will result in a change in control of the Wetherill Park transport company when and if finalized and completed, as the Wetherill Park transport company will subsequently be a wholly-owned subsidiary Roadships Holdings.

After December 31, 2008, we signed a letter of intent, subject to execution of a definitive, to acquire a 105’ Lloyds Corporation Motor Yacht.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Roadships America, Inc.

We have audited the accompanying balance sheet of Roadships America, Inc. (a development stage company) as of December 31, 2008, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from September 26, 2008 (inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roadships America, Inc. as of December 31, 2008, and the results of its operations, changes in stockholders’ equity (deficit) and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 20, 2009

ROADSHIPS AMERICA, INC.
(A Development Stage Company)
BALANCE SHEET
AS OF DECEMBER 31, 2008

ASSETS:
Current Assets:
Cash	$100

Total Current Assets	100

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$0

TOTAL LIABILITIES	$0

Stockholders’ Equity:
Preferred Convertible Stock, $.001 par value; 500,000,000 shares authorized,
0 shares issued and outstanding	0
Common Stock, $.001 par value; 1,000,000,000 shares authorized,
132,136,110 shares issued and outstanding	132,136
Additional paid-in capital	(131,836)
Deficit accumulated during the development stage	(200)

Total Stockholders’ Equity	100

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100

See the accompany summary of accounting policies and notes to the financial statements.

F2

ROADSHIPS AMERICA, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD
FROM SEPTEMBER 26, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

For the period
from September 26, 2008 (inception) through
December 31, 2008

Expenses:

General and Administrative Expenses	$200

Total Operating Expenses	200

Net Loss	($200)

Net Loss per Common Share – Basic and Diluted	($0.00)

Per Share Information:
Weighted Average Number Of Common
Shares Outstanding – Basic and Diluted	132,136,110

See the accompany summary of accounting policies and notes to the financial statements.

F3

ROADSHIPS AMERICA, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD
FROM SEPTEMBER 26, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

September 26, 2008
(inception) through
December 31, 2008
Cash Flows from Operating Activities:
Net Loss	$ (200)

Net Cash Flows Used in Operations	$ (200)

Cash Flows from Financing Activities:
Cash proceeds from the issuance of founders shares	$ 300

Net Cash Flows Provided by Financing Activities	$ 300

Net Increase in Cash	$ 100

Cash and Cash Equivalents – Beginning of Period	$ -

Cash and Cash Equivalents – End of Period	$ 100

SUPPLEMENTARY INFORMATION
Interest Paid	$ -
Taxes Paid	$ -

See the accompany summary of accounting policies and notes to the financial statements.

F4

ROADSHIPS AMERICA, INC
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD
FROM SEPTEMBER 26, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	Number of		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception founders shares September 26, 2008	131,936,110	$131,936	$(131,836)	$ -	$ 100

Issuance of stock to incorporator for expenses	200,000	200	-	-	200

Net loss for period	-	-	-	(200)	(200)

Balances – December 31, 2008	132,136,110	$132,136	$(131,836)	$ (200)	$ 100

See the accompany summary of accounting policies and notes to the financial statements.

F5

Roadships America Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2008

Note 1- Description of Business

Roadships America, Inc. (the “Company”) is a Vero Beach, Florida start-up Company that was incorporated on September 26, 2008. The Company was founded with plans of launching operations in the U.S. Ground Freight Transportation market by means of merger and acquisition and the U.S. Intermodal Shipping Industry by means of existing contractual partnership with STX Europe and STC Marine Canada.  As part of the subject merger, Roadships America Inc. shall become a wholly owned subsidiary, and will continue as an operating company.

Note 2 – Preparation and Basis of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 3- Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

 The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits. There were no cash equivalents as of December 31, 2008.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Income Per Share

Basic net income (loss) per common share amounts is computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method. As of December 31, 2008 there were no potentially dilutive convertible common shares outstanding.

Development Stage Enterprise

As a result of the Companies’ limited operating history and lack of current revenue stream we report our financial statements pursuant to FASB statement number 7, which focuses on development stage companies. Users of the financial statements should be familiar with these statements and its effect on the financial statements.

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 4 – Going Concern

Roadships America, Inc. does not meet the test of “going concern;” instead the corporation was formed to pursue a business combination with target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. As of this date the company has not finalized a business combination and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders. The Company’s financial statements have been prepared on a development stage company basis. Substantial doubt exists as to Roadships America’s ability to continue as a going concern. No adjustment has been made to these financial statements for the outcome of this uncertainty.

Note 5 – Income Tax

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the company has incurred losses from inception.

At December 31, 2008, the company had US net operating loss carry forwards of approximately $200 for federal income tax purposes, and Florida currently imposes no state corporate income tax.

Deferred tax assets and liabilities are comprised of the following as of December 31, 2008:

Deferred income tax assets:

Tax effect of net operating loss carry forward	$ 70
Valuation allowance	(70)
Net deferred tax asset	$ -

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

Note 6 – Share Capital

On September 26, 2008, Roadships America, Inc. issued 100,000 shares of its Series A Common Stock to the Company’s Incorporator, RKS Capital LLC, as founder shares.

On September 26, 2008, Roadships America, Inc. issued 131,836,110 shares of its Series A Common Stock to the Company’s five hundred ten (510) Co-Founders for a total consideration of $100, as founder shares.

On September 27, 2008, Roadships America, Inc. issued 200,000 shares of its Series A Common Stock to RKS Capital LLC, in exchange for $200.

At December 31, 2008, the company’s stock register reports a total 132,136,110 shares of Common Stock outstanding, with all 132,136,110 still held and owned by the Company’s five hundred ten (510) Founders, and a total of 0 shares of Preferred Convertible Stock outstanding.

Note 7 – Related Party Transactions

During the period ended December 31, 2008, RKS Capital LLC, the incorporator, has paid $200 in expenses relevant to this filing; and this expense, upon resolution of the board of directors, was offset by the issuance of 200,000 shares of Company Common Stock.  131,936,110 shares of Company Common Stock were issued as founders shares.

Note 8 – Subsequent Event

After December 31, 2008 we signed a purchase agreement to acquire the outstanding shares of Caddystats, Inc. (Caddystats”), a Delaware corporation that is  OTC-BB listed under CDDY, which we believe will result in a reverse merger pursuant to FASB statement number 141 when finalized; this acquisition will result in a change in control of Roadships Holdings when and if finalized and completed, as Roadships Holdings will subsequently be a wholly-owned subsidiary Caddystats.

After December 31, 2008, we signed a letter of intent, subject to execution of a definitive, to acquire 100% of the outstanding shares of a privately held Wetherill Park, New South Whales, Australia ground freight transportation company.  If the merger is completed we believe will result in a merger pursuant to FASB statement number 141 when finalized; this acquisition will result in a change in control of the Wetherill Park transport company when and if finalized and completed, as the Wetherill Park transport company will subsequently be a wholly-owned subsidiary Roadships Holdings.

After December 31, 2008, we signed a letter of intent, subject to execution of a definitive, to acquire a 105’ Lloyds Corporation Motor Yacht.

EXHIBIT 99.2

Unaudited Pro forma Condensed Financial Information

As of and for the three month period ended November 30, 2008

The following unaudited pro forma condensed combined balance sheet, pro forma condensed combined statements of operations and explanatory notes give effect to the acquisition of Roadships Holdings, Inc. and Roadships America, Inc. (collectively “Roadships”) by Caddystats, Inc. (“Caddystats”).

The unaudited pro forma condensed combined balance sheet, pro forma condensed combined statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The pro forma condensed combined balance sheet and the pro forma condensed combined statements of operations have been prepared utilizing the historical financial statements of Caddystats and Roadships and should be read in conjunction with the historical financial statements and notes thereto.

The transaction giving rise to the consolidated entity is a purchase by Caddystats of a 100% interest in Roadships  in February, 2009 in consideration for Caddystats common stock.

The pro forma condensed combined statements of operations have been prepared as if the acquisition had been consummated on September 30, 2008 and carried through to November 30, 2008.  The pro forma condensed combined balance sheet has been prepared as if the acquisition was consummated as of the balance sheet date.

The condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited condensed combined financial information.

The acquisition and related transactions will be treated as a reverse merger for accounting purposes, and Roadship’s assets acquired and liabilities assumed will be recorded as a pooling of interest and historical cost given that Caddystats will not meet the SEC’s definition of a business.

Fiscal year ended August 31st, 2008 information has not been provided due to Roadships inception being subsequent to the most recent fiscal year end.

Unaudited Pro Forma Balance Sheet
November 30, 2008
		Pro Forma
	Historical	Adjustments		Pro Forma

Assets:
Cash and Cash Equivalents	1,560	200	1)	1,760
Total Assets	1,560	200		1,760

Liabilities and Stockholders’ Equity (Deficit)
Liabilities:
Accounts Payable and Accrued Liabilities	5,000	(5,000)	2)	-
Due to related party	16,625	(14,645)	2)	1,980
Total Current Liabilities	21,625	(19,645)		1,980

Stockholders’ Equity (Deficit)	(20,065)	19,845		(220)
Total Liabilities and Stockholders’ Equity	1,560	200		1,760

(1) to reflect cash in the accounts of Roadships Holdings and America.
(2) to remove liabilities settled before the change in control and record Roadships Holdings and
America debt.

Unaudited Pro Forma Statement of Operations For the 3 Months Ended November 30, 2008

		Pro Forma
	Historical	Adjustments		Pro Forma

Operating Expenses:
Selling, General and Administrative	7,815	2,180	1)	9,995
Operating income	(7,815)	(2,180)		(9,995)

Net Income (Loss)	($7,815)	($2,180)		($9,995)

Net Income per Common Share:
Basic & Diluted	$0.00	($0.00)		$0.00

Weighted Average Shares Outstanding:
Basic & Diluted	10,750,000			10,750,000

(1) to include losses related to Roadships Holdings and America.

Exhibit 3.1

ROADSHIPS

The future of transport logistics

September 25, 2008

Department of State

Division of Corporations Clifton Building

2661 Executive Center Circle Tallahassee, FL 32301

RE: Roadships Holdings, Inc. Dear Sir or Madam:

Enclosed herewith please find the Articles of Incorporation for Roadships Holding Inc. We hereby respectfully request that the subject Articles be accepted, approved, and published accordingly.

Also enclosed, please find Check #1199 made payable to Florida Secretary of State for the applicable fees as follows:

For Profit Corporation Filing fee

Registered Agent Designation

Certified Copy

Certificate of status

Thank you, in advance, for your prompt attention regarding the foregoing.

Sincerely yours,

By: /s/ Robert Smith

Robert Smith Corporate Secretary

1451 WEST CYPRESS CREEK ROAD, SUITE 300, FORT LAUDERDALE, FLORIDA 33309
UNITED STATES
PH: (954) 302-8652 FAX: (954) 302-8693
www.roadships.us

ARTICLES OF INCORPORATION
OF
ROADSHIPS HOLDINGS INCORPORATED

The undersigned subscriber to these Articles of Incorporation is a limited liability company (“company”) legal formed, and in active status, under the laws of the State of Florida; the managing members of which are competent to contract and hereby form, on behalf of the company, a corporation for profit under Chapter 607 of the Florida Statutes.

ARTICLE 1 –NAME

The name of the Corporation is Roadships Holdings, Inc., (hereinafter “Corporation”).

ARTICLE 2— PURPOSE OF CORPORATION

The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida

ARTICLE 3— PRINCIPAL OFFICE

The address of the principal office of the Corporation is 1451 West Cypress Creek Road, Suite 300, Fort Lauderdale, Florida 33309 (USA)

ARTICLE 4— INCORPORATOR

The name and street address of the incorporator of this Corporation is:

RKS Capital L LC

5976 2e Street, No 177

Vero Beach, Florida 32966

ARTICLE 5- OFFICERS

The officers of the Corporation shall be:

President:

Robert Smith

Secretary:

Robert Smith

Treasurer:

Micheal Nugent

Whose address shall be the same as the principal office of the Corporation.

ARTICLE 6— DIRECTORS

The Director(s) of the Corporation shall be:

Micheal Nugent

Robert Smith

ARTICLE 7— CORPORATE CAPITALIZATION

7.1 Common Stock: The maximum number of common shares that this Corporation is authorized 120 have outstanding at any time is THREE BILLION (3,000,000,000) shares of common stock, each share having the par value of One One-Thousandth of a Dollar ($0.001).

7.1(a) All holders of shares of common stock shall be identical with each other in Every respect and the holders of common stock shall be identical with each other in Every respect and the holders of common shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share of common on all matters on which Shareholders have the right to vote.

7.1(b) All holders of shares of common stock, upon the dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation.

7.2

Preferred Stock: The maximum number of preferred shares that this Corporation is authorized 120 have outstanding at any time is ONE BILLION  (1,000,000,000) shares of preferred-convertible stock, convertible to common shares on a 1:1 ratio at shareholders discretion, each share having the par value of One One-Thousandth of a Dollar ($0.001).

7.2(a) All holders of shares of preferred stock shall be identical with each other in Every respect and the holders of preferred shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share of preferred stock on all matters on which Shareholders have the right to vote.

7.2(b) All holders of shares of preferred stock shall have preference:

7.2(b)(1) on dividends, to the extent that if the Corporation distributes Dividends to shareholders the preferred shareholders shall be first 120 receive such disbursements at a mini mum and maximum annual rate established from time to time by the Board of Director(s).

7.2(b)(2) in the Event of dissolution, and upon the dissolution of the Corporation shall be entitled to receive the net assets of the Corporation .

7.3

No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Di rector(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth i n the bylaws of the Corporation.

7.4

The Board of Di rector(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Di rector(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

7.5

The Board of Di rector(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or condition of the stock.

ARTICLE 8—SHAREHOLDERS’ RESTRICTIVE AGREEMENT

All of the shares of stock of this Corporation may be subject to a Shareholders’ Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and the transferability of the shares of stock of the Corporation. A copy of the Shareholders’ Restrictive Agreement, if any, is on file at the principal office of the Corporation.

ARTICLE 9— POWERS OF CORPORATION

The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

ARTICLE 10—TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 11 — REGISTERED OWNER(S)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 12— REGISTERED OFFICE AND REGISTERED AGENT

The initial address of registered office of this Corporation is Attention: Robert Smith, 5976 20th Street, No 177, Vero Beach, Florida 32966. The name and address of the registered agent of this Corporation is Robert Smith, 5976 20th Street, No 177, Vero Beach, Florida 32966.

ARTICLE 13—BYLAWS

The Board of Di rector(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation; but the affirmative vote of a number of Di rectors equal to a majority of the number who would constitute a full Board of Di rector(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

ARTICLE 14—EFFECTIVE DATE

These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida

ARTICLE 15—AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this 26th day of September, 2008.

RKS Capital L LC, Incorporator Robert Smith, Managing MemberAcceptance of Registered Agent Designated
In Articles of Incorporation

I, Robert Smith, having a business office address identical with the registered office of the Corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation, is familiar with and accepts the obligations of the position of Registered A gent under the applicable provisions of the Florida Statutes.

Roadships Holdings, Inc,

By: Robert Smith, Corporate Secretary

Exhibit 3.2

BYLAWS

- OF -
ROADSHIPS HOLDINGS, INC.

ARTICLE I: OFFICES

The principle office of Roadships Holdings, Inc. (“Corporation”) in State of Florida, USA shall be located in Indian River County. The Corporation may have such other offices, either within or outside of the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require, from time to time.

ARTICLE II: SHAREHOLDERS

Section 1

Annual Meeting

The annual meeting of the shareholders shall be held on the third Thursday of June of each year, or in such other date during the Calendar year as may be designated by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of Directors shall be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2

Special Meetings

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, Chairman or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifteen percent (15%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3

Place of Meeting

The Board of Directors may designate any place, either within or outside of the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside of the State of Florida, unless otherwise prescribed by statute, as the place for holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 4

Notice of Meeting

Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereupon prepaid.

Section 5

Closing of Transfer Books or Fixing of Record

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to Exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to) notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case o be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, that date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6

Voting Lids

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such lists shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7

Quorum

Fifty percent (50%) or more of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8

Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy Executed in writing by the shareholder or by his or duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of telephone conference or similar communications equipment by which al l persons participating in the meeting can hear each other and participation in a meeting under such circumstanced shall constitute presence at the meeting.

Section 9

Voting of Shares by Certain H alders

Shares standing in the name of another Corporation may be voted by such office, agent or proxy as the Bylaws of Such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

Shares held by an administrator, executer, guardian or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, are authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the �ortuo, and thereafter the �ortuo shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Section 10

Informal Action by Shareholders

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by a plurality of the shareholders.

ARTICLE III: BOARD OF DIRECTORS

Section 1

General Powers

The business and affairs of the Corporation shall be manages by its Board of Directors.

Section 2

Number, Tenure and Qualifications

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each Director shall hold office until the net annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3

Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 4

Special Meetings

Special meetings of the Board of Directors may be called by or at the request of the President, Chairman or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 5

Notice

Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each Director at his business address, or by facsimile or by email. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by facsimile or email, such notice shall be deemed to be delivered when the facsimile or email is sent. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, Except where a Director attends a meeting for the Express purpose of objecting to the transaction of any business because the meeting is not lawfully cal led or convened.

Section 6

Quorum

A majority of the number of Directors fixed by Section 2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7

Manner of Acting

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8

Action without a Meeting

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action so to betaken, shall be signed before such action by all of the Di rectors.

Section 9

Vacancies

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the net election of Di rectors by the shareholders.

Section 10 Compensation

By resolution of the Board of Directors, each Director may be paid his Expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

Section 11 Committees

3.

Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors, or other non-directors so designated by the Board of

Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time ID time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may he held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shalI be the act of such committee.

ARTICLE IV: OFFICERS

Section 1

Number

The offices of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other offices and assistant offices as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two (2) or more offices may be held by the same person. Offices may be Directors or shareholders of the Corporation.

Section 2

Election and Term of Office

The offices of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the elections of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3

Removal

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

Section 4

Vacancies

A vacancy in any office because of death resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5

President

The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in genera, supervise and control all of the business and affairs of the Corporation, He shall, when present, preside at all meetings of the shareholders and the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contract or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by their Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed;

and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6

Secretary

The Secretary shall: (a) keep the minutes of the Board of Directors in one or more minute books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 7

Treasurer

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

Section 8

Salaries

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V: INDEMNITY

Section 1

Definitions

For purposes of this Article, “Indemnitee” shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner or fiduciary of or in any other capacity for another corporation, partnership, joint venture, trust, or other enterprise. The term “Proceeding” shall mean any threatened, pending or completed action or suit including, without limitation, an action suit or proceeding by or in the right of this Corporation), whether civil, criminal, administrative or investigative.

Section 2

Indemnification

This Corporation shall defend, indemnify and hold harmless each Indemnitee for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Florida law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. The rights to indemnification as provided in this Article shall be nonexclusive of any other rights that any person may have or hereafter acquire under a statute, provision of this Corporation’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors or otherwise.

Section 3

Financial Arrangements

This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation’s assets; and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by this Corporation.

In the absence of fraud:

The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial  arrangement is conclusive; and the insurance or other financial arrangement is not void or voidable; does not subject any Director approving it to personal liability for his action; and even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 4

Contract of Indemnification

The provisions of this Article relating to indemnification shall constitute a contract between this Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person’s consent or as specifically provided in this section. Notwithstanding any other provision of the Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to at occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in Article XII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 5

Florida Law

References in this Article to Florida law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability  of an Indemnitee  or limits  the indemnification  rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation’s Articles of Incorporation, these Bylaws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior 120 such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VI: CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1

Contracts

The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2

Loans

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be genera or confirmed to specific instances.

Section 3

Checks, Drafts, Etc

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or offices, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Di rectors.

Section 4

Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select

ARTICLE VII: CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1

Certificates for Shares

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other offices authorized by law and by the Board of Directors so 120 do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to who the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2

Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, provided, however, that upon any action undertaken by the shareholder to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreements is in force and effect.

ARTICLE VIII: FISCAL YEAR

The fiscal year of the Corporation shall begin on the 18th day of June and end on the 17th day of June of each year.

ARTICLE IX: DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.

ARTICLE X: CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.

ARTICLE XI: WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provision of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII: BOARD OF ADVISORS

The Board of Directors, in its discretion, may establish a Board of Advisors consisting of individuals who may or may not be stockholders or directors of the corporation. The purpose of the Board of Advisors would he to advise the officers and directors of the corporation with respect to such matters as such officers and directors shall choose, and any other such matters which the members of such Board of Advisors deem appropriate in furtherance of the best interest of the corporation- The Board of Advisors shall meet on such basis as the members thereof may determine. The Board of Di rectors may eliminate the Board of Advisors at any time.

No member of the Board of Advisors, nor the Board of Advisors itself, shall have any authority within the corporation or any decision making power and shall be merely advisory in nature.

Unless the Board of Directors determines another method of appointment, the President shall recommend possible members to the Board of Directors, who shall approve or reject such appointments.

ARTICLE XIII: AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, or by the shareholder as any regular or special meeting of the shareholders.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 22nd day of May, 2008.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Roadships Holdings, Inc.

Date: June 17, 2008

By: /s/ Micheal P. Nugent

Name: Micheal P. Nugent Title: Chairman & CEO

Roadships Holdings, Inc.

Date: June 17, 2008

By: /s/ Robert Smith

Name: Robert Smith Title: Corporate Secretary

Exhibit 3.3

ARTICLES OF INCORPORATION

OF

ROADSHIPS AMERICA INCORPORATED

The undersigned subscriber to these Articles of Incorporation is a limited liability company (“company”) legal formed, and in active status, under the laws of the State of Florida; the managing members of which are competent to contract and hereby form, on behalf of the company, a corporation for profit under Chapter 607 of the Florida Statutes.

ARTICLE 1 – NAME

The name of the Corporation is Roadships America Inc., (hereinafter “Corporation”).

ARTICLE 2 – PURPOSE OF CORPORATION

The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida.

ARTICLE 3 – PRINCIPAL OFFICE

The address of the principal office of the Corporation is 1451 West Cypress Creek Road, Suite 300, Fort Lauderdale, Florida 33309 (USA)

ARTICLE 4 – INCORPORATOR

The name and street address of the incorporator of this Corporation is:

RKS Capital LLC

5976 20th Street, No 177

Vero Beach, Florida  32966

ARTICLE 5 – OFFICERS

The officers of the Corporation shall be:

President:

Micheal Nugent

Secretary:

Robert Smith

Treasurer:

Micheal Nugent

whose address shall be the same as the principal office of the Corporation.

ARTICLE 6 – DIRECTOR(S)

The Director(s) of the Corporation shall be:

Micheal Nugent

Robert Smith

ARTICLE 7 – CORPORATE CAPITALIZATION

7.1

Common Stock: The maximum number of common shares that this Corporation is authorized to have outstanding at any time is ONE BILLION (1,000,000,000) shares of common stock, each share having the par value of One One-Thousandth of a Dollar ($0.001).

7.1(a)

All holders of shares of common stock shall be identical with each other in every respect and the holders of common stock shall be identical with each other in every respect and the holders of common shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share of common on all matters on which Shareholders have the right to vote.

7.1(b)

All holders of shares of common stock, upon the dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation.

7.2

Preferred Stock: The maximum number of preferred shares that this Corporation is authorized to have outstanding at any time is FIVE HUNDRED MILLION (500,000,000) shares of preferred-convertible stock, convertible to common shares on a 1:1 ratio at shareholders discretion, each share having the par value of One One-Thousandth of a Dollar ($0.001).

7.2(a)

All holders of shares of preferred stock shall be identical with each other in every respect and the holders of preferred shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share of preferred stock on all matters on which Shareholders have the right to vote.

7.2(b)

All holders of shares of preferred stock shall have preference:

7.2(b)(1)  on dividends, to the extent that if the Corporation distributes Dividends to shareholders the preferred shareholders shall be first to receive such disbursements at a minimum and maximum annual rate established from time to time by the Board of Director(s).

7.2(b)(2)  in the event of dissolution, and upon the dissolution of the Corporation shall be entitled to receive the net assets of the Corporation .

7.3

No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

7.4

The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

7.5

The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or condition of the stock.

ARTICLE 8 – SHAREHOLDERS’ RESTRICTIVE AGREEMENT

All of the shares of stock of this Corporation may be subject to a Shareholders’ Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and the transferability of the shares of stock of the Corporation.  A copy of the Shareholders’ Restrictive Agreement, if any, is on file at the principal office of the Corporation.

ARTICLE 9 – POWERS OF CORPORATION

The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

ARTICLE 10 – TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 11 – REGISTERED OWNER(S)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 12 – REGISTERED OFFICE AND REGISTERED AGENT

The initial address of registered office of this Corporation is Attention: Robert Smith, 5976 20th Street, No 177, Vero Beach, Florida  32966.  The name and address of the registered agent of this Corporation is Robert Smith, 5976 20th Street, No 177, Vero Beach, Florida  32966.

ARTICLE 13 – BYLAWS

The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation; but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

ARTICLE 14 – EFFECTIVE DATE

These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida.

ARTICLE 15 – AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this 26th day of September, 2008.

I N WI TNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this 26th day of September, 2008.

RKS Capital L LC, Incorporator Robert Smith, Managing Member

Acceptance of Registered Agent Designated
In Articles of Incorporation

I, Robert Smith, having a business office address identical with the registered office of the Corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation, is familiar with and accepts the obligations of the position of Registered A gent under the applicable provisions of the Florida Statutes.

Roadships Holdings, Inc,

By: Robert Smith, Corporate Secretary

Exhibit 3.4

Bylaws

~ OF ~

ROADSHIPS AMERICA INC.

ARTICLE I: OFFICES

The principle office of Roadships America Inc. (“Corporation”) in State of Florida, USA shall be located in Indian River County. The Corporation may have such other offices, either within or outside of the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require, from time to time.

ARTICLE II: SHAREHOLDERS

Section 1

Annual Meeting

The annual meeting of the shareholders shall be held on the third Thursday of June of each year, or in such other date during the Calendar year as may be designated by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of Directors shall be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2

Special Meetings

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, Chairman or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifteen percent (15%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3

Place of Meeting

The Board of Directors may designate any place, either within or outside of the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside of the State of Florida, unless otherwise prescribed by statute, as the place for holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 4

Notice of Meeting

Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereupon prepaid.

Section 5

Closing of Transfer Books or Fixing of Record

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case o be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, that date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6

Voting Lists

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such lists shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7

Quorum

Fifty percent (50%) or more of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8

Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under such circumstanced shall constitute presence at the meeting.

Section 9

Voting of Shares by Certain Holders

Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the Bylaws of Such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

Shares held by an administrator, executer, guardian or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, are authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the �ortuo, and thereafter the �ortuo shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Section 10

Informal Action by Shareholders

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by a plurality of the shareholders.

ARTICLE III: BOARD OF DIRECTORS

Section 1

General Powers

The business and affairs of the Corporation shall be manages by its Board of Directors.

Section 2

Number, Tenure and Qualifications

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3

Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 4

Special Meetings

Special meetings of the Board of Directors may be called by or at the request of the President, Chairman or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 5

Notice

Notice of any special meeting shall be given at least on (1) day previous thereto by written notice delivered personally or mailed to each Director at his business address, or by facsimile or by email. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by facsimile or email, such notice shall be deemed to be delivered when the facsimile or email is sent. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6

Quorum

A majority of the number of Directors fixed by Section 2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7

Manner of Acting

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8

Action without a Meeting

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

Section 9

Vacancies

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors, unless otherwise provided by law.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 10

Compensation

By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

ARTICLE IV: OFFICERS

Section 1

Number

The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two (2) or more offices may be held by the same person. Officers may be Directors or shareholders of the Corporation.

Section 2

Election and Term of Office

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the elections of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3

Removal

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

Section 4

Vacancies

A vacancy in any office because of death resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5

President

The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general, supervise and control all of the business and affairs of the Corporation, He shall, when present, preside at all meetings of the shareholders and the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contract or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by their Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6

Secretary

The Secretary shall: (a) keep the minutes of the Board of Directors in one or more minute books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 7

Treasurer

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

Section 8

Salaries

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V: INDEMNITY

Section 1

Definitions

For purposes of this Article, “Indemnitee” shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner or fiduciary of or in any other capacity for another corporation, partnership, joint venture, trust, or other enterprise. The term “Proceeding” shall mean any threatened, pending or completed action or suit including, without limitation, an action suit or proceeding by or in the right of this Corporation), whether civil, criminal, administrative or investigative.

Section 2

Indemnification

This Corporation shall defend, indemnify and hold harmless each Indemnitee for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Florida law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. The rights to indemnification as provided in this Article shall be non-exclusive of any other rights that any person may have or hereafter acquire under a statute, provision of this Corporation’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors or otherwise.

Section 3

Financial Arrangements

This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation’s assets; and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by this Corporation. In the absence of fraud:

The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

The insurance or other financial arrangement is not void or voidable; does not subject any Director approving it to personal liability for his action; and even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 4

Contract of Indemnification

The provisions of this Article relating to indemnification shall constitute a contract between this Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person’s consent or as specifically provided in this section. Notwithstanding any other provision of the Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in Article XII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 5

Florida Law

References in this Article to Florida law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation’s Articles of Incorporation, these Bylaws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior to such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VI: CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1

Contracts

The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of an on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2

Loans

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confirmed to specific instances.

Section 3

Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4

Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII: CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1

Certificates for Shares

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to who the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2

Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, provided, however, that upon any action undertaken by the shareholder to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreements is in force and effect.

ARTICLE VIII: FISCAL YEAR

The fiscal year of the Corporation shall begin on the 18th day of June and end on the 17th day of June of each year.

ARTICLE IX: DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.

ARTICLE X: CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.

ARTICLE XI: WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provision of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII: AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, or by the shareholder as any regular or special meeting of the shareholders.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 26th day of September, 2008.

Roadships Holdings, Inc.

Date: June 17, 2008

By: /s/ Micheal P. Nugent

Name: Micheal P. Nugent Title: Chairman & CEO

Roadships Holdings, Inc.

Date: June 17, 2008

By: /s/ Robert Smith

Name: Robert Smith Title: Corporate Secretary

Exhibit 10.1

PLAN OF EXCHANGE

BY WHICH

Caddystats, Inc.

(A DELAWARE  CORPORATION)

SHALL ACQUIRE

Roadships Holdings, Inc.

(A  FLORIDA CORPORATION)

AND

Roadships Holdings, America, Inc.

(A  FLORIDA CORPORATION)

I. RECITALS

1

1. The Parties to this Plan of Exchange:

4

(1.1) Caddystats, Inc......

4

(1.2) Roadships Holdings, Inc.

4

(1.3) Roadships America, Inc.

4

2. The Capital of the Parties:

4

(2.1) The Capital of Caddystats, Inc.

4

(2.2) The Capital of Roadships Holdings, Inc.

4

(2.3) The Capital of Roadships America, Inc.

4

3. Transaction Descriptive Summary:

4

4. SEC compliance.

2

5. Delaware compliance.

2

6. Audited Financial Statements.

2

II. PLAN OF REOGANIZATION

3

1. Conditions Precedent to Closing.

3

(1.1) Shareholder Approval.

3

(1.2) Board of Directors.

3

(1.3) Due Diligence Investigation.

3

(1.4) The rights of dissenting shareholders,

3

(1.5) All of the terms, covenants and conditions

3

(1.6) Delivery of Audited Financial Statements

3

2. Conditions Concurrent and Subsequent to Closing.

4

(2.1) Delivery of Shares of Roadships Holdings, Inc. and Roadships America, Inc...

4

   (2.)  Acquisition Share Issuance and Purchase of Common Stock ..………………………………………….   5

3. Plan of Acquisition

4

(3.1) Exchange and Reorganization:

4

(3.2) Issuance of Common Stock:

.4

(3.3) Closing/Effective Date:

5

(3.4) Surviving Corporations

5

(3.5) Rights of Dissenting Shareholders:

5

(3.6) Service of Process and Address:

5

(3.7) Surviving Articles of Incorporation:

5

(3.8) Surviving By-Laws:

5

(3.9) Further Assurance, Good Faith and Fair Dealing:

5

(3.10) General Mutual Representations and Warranties.

5

(3.10.1) Organization and Qualification.

6

(3.10.2) Corporate Authority.

6

(3.10.3) Ownership of Assets and Property.

6

(3.10.4) Absence of Certain Changes or Events.

6

(3.10.5) Absence of Undisclosed Liabilities.

7

(3.10.6) Legal Compliance.

7

(3.10.7) Legal Proceedings.

8

(3.10.8) No Breach of Other Agreements.

8

(3.10.9) Capital Stock.

8

(3.10.10) SEC Reports.

8

(3.10.11) Brokers' or Finder's Fees.

8

(3.11) Miscellaneous Provisions

8

(3.11.1)

8

(3.11.2)

9

(3.11.3)

9

(3.11.4)

9

(3.11.5)

9

(3.11.6)

9

4. Termination ……………………………………………………………………………………………………………....13

5. Closing……………………………………………………………………………………………………………………13

6. Merger Clause…………………………………………………………………………………………………………….13

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

PLAN OF EXCHANGE

BY WHICH

Caddystats, Inc.

(A DELAWARE  CORPORATION)

SHALL ACQUIRE

Roadships Holdings, Inc.

(A FLORIDA CORPORATION)

AND

Roadships Holdings, America, Inc.

(A  FLORIDA CORPORATION)

This Plan of Exchange (the “Agreement” or “Plan of Exchange”) is made and dated as of this 3rd day of March, 2009, and is intended to supersede all previous oral or written agreements, if any, between the parties, with respect to its subject matter. This Agreement anticipates that extensive due diligence shall have been performed by both parties. All due diligence shall have been completed by the Parties no later than March 13, 2009.

. RECITALS

. RECITIALS”. The Parties to this Agreement:

. The Parties to this Letter of Intent\:”

(.) Caddystats, Inc. .) Oasis Entertainment’s 4th Movie Project, Inc. “(“CDDY”), a Delaware corporation.

(.) Roadships Holdings, Inc., a Florida corporation (“Roadships”).

(1.3) Roadships America, Inc., a Florida corporation (“Roadships Am”).

.) Liberator Medical Supply, Inc.”. The Capital of the Parties:

. The Capital of the Parties\: “

(.) The Capital of CDDY .) The Capital of OEFM “consists of 75,000,000 authorized shares of Common Stock, par value $.001, of which 10,750,000 shares are issued and outstanding.

(.) The Capital of Roadships .) The Capital of LMSI “consists of 3,000,000,000 authorized shares of Common Stock, par value $.001 of which 27,511,320 shares are issued and outstanding.

(2.3)  The Capital of Roadships Am consists of 1,000,000,000 authorized shares of Common Stock, par value $.001 of which 132,136,110 shares are issued and outstanding.

. Transaction Descriptive Summary:. Transaction Descriptive Summary\:” CDDY desires to acquire Roadships and Roadships Am and the shareholders of Roadships and Roadships Am (collectively the “Roadships Shareholders”) desire that Roadships and Roadships Am be acquired by CDDY.  CDDY would acquire 100% of the capital stock of Roadships and Roadships Am in exchange for a pro rata interest in CDDY.  The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

. SEC compliance.. SEC compliance.” CDDY shall cause the filing with the Commission of a Current Report on Form 8-K, within four business days of the date hereof, reporting the execution of this Agreement.

. Delaware compliance.. Nevada compliance.”  Articles of Exchange are required to be filed by Delaware law as the last act to make the plan of exchange final and effective under Delaware law.

. Audited Financial Statements.. Audited Fianancial Statements.” Certain filings under the Securities Exchange Act of 1934, such as a Current Report on Form 8-K, require audited financial statements of Roadships and Roadships Am to be filed with the SEC within 90 days of the initial Form 8-K filing with respect to this transaction.  In connection with CDDY’s filing of a Current Report on Form 8-K/A within 90 days after the closing, as it relates to this transaction, audited financial statements of Roadships and Roadships Am will be filed with the SEC in accordance with Form 8-K.  Roadships and Roadships Am have agreed to provide audited financial statements prepared in conformity with U.S. GAAP to CDDY at or prior to closing.

 . PLAN OF EXCHANGE. PLAN OF REOGANIZATION”

. Conditions Precedent to Closing.. Conditions Precedent to Closing.”

The obligation of the parties to consummate the transactions contemplated herein are subject to the fulfillment or waiver prior to the closing of the following conditions precedent:

(.) Shareholder Approval..) Shareholder Approval.” Roadships and Roadships Am and CDDY shall have secured their shareholder approvals for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents.

(.) Board of Directors..) Board of Directors.” The Boards of Directors of each of Roadships and Roadships Am and CDDY shall have approved the transaction and this agreement, in accordance with the laws of its place of incorporation and its constituent documents.

(.) Due Diligence Investigation..) Due Diligence Investigation.” Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the Plan of Exchange as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. The due diligence period, for purposes of this paragraph, shall have expired on March 13, 2009.  The Closing Date shall be three days after the satisfaction or waiver of all of the conditions precedent to closing set forth in this Plan of Exchange, unless extended to a later date by mutual agreement of the parties.

(.) The rights of dissenting shareholders,.) The rights of dissenting shareholders,” if any, of each party shall have been satisfied and the Board of Directors of each party shall have determined to proceed with the PLAN OF EXCHANGE.

(.) All of the terms, covenants and conditions.) All of the terms, covenants and conditions” of the PLAN OF EXCHANGE to be complied with or performed by each party before Closing shall have been complied with, performed or waived in writing;

(1.6)   Delivery of Audited Financial Statements.   Roadships and Roadships Am shall have delivered to CDDY audited financial statements and an audit report thereon for the year ended December 31, 2008  and any required audits shall be prepared by a PCAOB member audit firm in accordance with U.S. GAAP at Roadships’s expense.

. Conditions Concurrent and Subsequent to Closing.. Conditions Concurrent and Subsequent to Closing.”

(.) Delivery of the Shares of Roadships.  .) Share Cancellation. “Immediately upon or within 30 days from the date of this agreement, CDDY shall have 100% of the issued and outstanding shares of Roadships and Roadships Am.

(.) Acquisition Share Issuance and Purchase of Common Stock. .) Acquisition Share Issuance. “Immediately upon the Closing, each of the Roadships Shareholders shall surrender their shares in Roadships and Roadships Am in exchange for a pro rata interest in CDDY.  The agreement of each of the Roadships Shareholders to transfer and surrender their shares shall be independent of the agreement of any other shareholder to transfer and surrender by any other shareholder.

.) No Reverse Split. “. Plan of Exchange. Plan of Acquisition”

(.) Exchange and Reorganization: CDDY.) Reorganization and Acquisition\: “ and Roadships and Roadships Am shall be hereby reorganized, such that CDDY shall acquire 100% the capital stock of Roadships and Roadships Am, and both Roadships and Roadships Am shall become wholly-owned subsidiaries of CDDY.

(.2) Issuance of Common Stock:.) Conversion of Outstanding Stock\:” N/A

(.3) Closing/Effective Date:.) Closing/Effective Date\:” The PLAN OF EXCHANGE shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements, such as, without limitation, filings under the Securities Exchange Act of 1934, and the filing of Articles of Exchange, if applicable under State Law. Closing shall occur upon satisfaction of the terms of this agreement.

(.4) Surviving Corporations.) Surviving Corporations”: All three corporations shall survive the exchange and reorganization herein contemplated and shall continue to be governed by the laws of its respective jurisdiction of incorporation.

(.5) Rights of Dissenting Shareholders:.) Rights of Dissenting Shareholders\:” Each Party is the entity responsible for the rights of its own dissenting shareholders, if any.

(.6) Service of Process and Address:.) Service of Process\:” Each corporation shall continue to be amenable to service of process in its own jurisdiction, exactly as before this acquisition.  The address of CDDY is 200 Robbins Lane, Jericho, New York 11753. The address of Roadshipsis 1451 West Cypress Creek Road, Suite 300 Fort Lauderdale Fl 33309. The address of CDDY will be changed, according to the instruction of Roadships.

(.7) Surviving Articles of Incorporation:.) Surviving Articles of Incorporation\:” the Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged.

(.8) Surviving By-Laws:.) Surviving By-Laws\:” the By-Laws of each Corporation shall remain in full force and effect, unchanged.

(.9) Further Assurance, Good Faith and Fair Dealing:.) Further Assurance, Good Faith and Fair Dealing\:” the Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant expressly hereby to deal fairly and in good faith with each other and each others shareholders. In furtherance of the parties desire, as so expressed, and to encourage timely, effective and businesslike resolution the parties agree that any dispute arising between them, capable of resolution by arbitration, shall be submitted to binding arbitration. As a further incentive to private resolution of any dispute, the parties agree that each party shall bear its own costs of dispute resolution and shall not recover such costs from any other party.

(.10) General Mutual Representations and Warranties..) General Mutual Representations and Warranties.” The purpose and general import of the Mutual Representations and Warranties, are that each party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct. These warranties and representations are made by each party to the other, unless otherwise provided in this agreement, and they speak and shall be true immediately before Closing.

(.10.) Organization and Qualification...) Organization and Qualification.” Each corporation is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

(.10.) Corporate Authority...) Corporate Authority.” Each corporation has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

(.10.) Ownership of Assets and Property...) Ownership of Assets and Property.” Each corporation has lawful title and ownership of it property as reported to the other, and as disclosed in its financial statements.

(.10.) Absence of Certain Changes or Events...) Absence of Certain Changes or Events.” Each corporation has not had any material changes of circumstances or events which have not been fully disclosed to the other party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable.  Specifically, and without limitation:

   (.10.-)  the business of each corporation shall be conducted only in the ordinary and usual course and consistent with its past practice, and neither party shall purchase or sell (or enter into any agreement to so purchase or sell) any properties or assets or make any other changes in its operations, respectively, taken as a whole, or provide for the issuance of, agreement to issue or grant of options to acquire any shares, whether common, redeemable common or convertible preferred, in connection therewith;

   (.10.-) Except as set forth in this Plan of Exchange, neither corporation shall (i) amend its Articles of Incorporation or By-Laws, (ii) change the number of authorized or outstanding shares of its capital stock, or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property to the extent that which might contradict or not  comply with any clause or condition set forth in this Plan of Exchange, LOI or Escrow Agreement;

   (.10.-)  Neither corporation shall (i) issue, grant or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock, (ii) incur any indebtedness other than in the ordinary course of business, (iii) acquire directly or indirectly by redemption or otherwise any shares of its capital stock of any class or (iv) enter into or modify any contact, agreement, commitment or arrangement with respect to any of the foregoing;

   (.10.-)  Except in the ordinary course of business, neither party shall (i) increase the compensation payable or to become payable by it to any of its officers or directors; (ii) make any payment or provision with respect to any bonus, profit sharing, stock option, stock purchase, employee stock ownership, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of its employees (iii) grant any stock options or stock appreciation rights or permit the exercise of any stock appreciation right where the exercise of such right is subject to its discretion (iv) make any change in the compensation to be received by any of its officers; or adopt, or amend to increase compensation or benefits payable under, any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, termination or severance or other plan, agreement, trust, fund or arrangement for the benefit of employees, (v) enter into any agreement with respect to termination or severance pay, or any employment agreement or other contract or arrangement with any officer or director or employee, respectively, with respect to the performance or personal services that is not terminable without liability by it on thirty days notice or less, (vi) increase benefits payable under its current severance or termination, pay agreements or policies or (vii) make any loan or advance to, or enter into any written contract, lease or commitment with, any of its officers or directors;

   (.10.-) Neither party shall assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, other than obligations and liabilities expressly assumed by the other that party;

   (.10.-)  Neither party shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation.

(.10.) Absence of Undisclosed Liabilities...) Absence of Undisclosed Liabilities.” Each corporation has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

(.10.) Legal Compliance...) Legal Compliance.” Each corporation shall comply in all material respects with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations (including all applicable securities laws), orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to each of them or their respective assets or to the conduct of their respective businesses, and use their best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertaking without default.

(.10.) Legal Proceedings...) Legal Proceedings.” Each corporation has no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

(.10.) No Breach of Other Agreements...) No Breach of Other Agreements.”  This Agreement, and the faithful performance of this agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

(.10.) Capital Stock...) Capital Stock.” The issued and outstanding shares and all shares of capital stock of each corporation is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such corporation.

(3.10.10)

SEC Reports. CDDY has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since the date of its registration under the Securities Act of 1933, as amended (collectively, including all exhibits thereto, the “CDDY SEC Reports”).  None of the CDDY SEC Reports, as of their respective dates, contained any untrue statements of material fact or failed to contain any statements which were necessary to make the statements made therein, in light of the circumstances, not misleading.  All of the CDDY SEC Reports, as of their respective dates (and as of the date of any amendment to the respective CDDY SEC Reports), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(.10.11) Brokers’ or Finder’s Fees...) Brokers’ or Finder’s Fees.” Each corporation is not aware of any claims for brokers’ fees, or finders’ fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either company.

(.11) Miscellaneous Provisions.) Miscellaneous Provisions”

(..) ..) “Except as required by law, no party shall provide any information concerning any aspect of the transactions contemplated by this Agreement to anyone other than their respective officers, employees and representatives without the prior written consent of the other parties hereto. The aforesaid obligations shall terminate on the earlier to occur of (a) the Closing, or (b) the date by which any party is required under its articles or bylaws or as required by law, to provide specific disclosure of such transactions to its shareholders, governmental agencies or other third parties. In the event that the transaction does not close, each party will return all confidential information furnished in confidence to the other.  In addition, all parties shall consult with each other concerning the timing and content of any press release or news release to be issued by any of them.

(.11.) ..) “This Agreement may be executed simultaneously in two or more counterpart originals. The parties can and may rely upon facsimile signatures as binding under this Agreement, however, the parties agree to forward original signatures to the other parties as soon as practicable after the facsimile signatures have been delivered.

(.11.) ..) “The Parties to this agreement have no wish to engage in costly or lengthy litigation with each other. Accordingly, any and all disputes which the parties cannot resolve by agreement or mediation, shall be submitted to binding arbitration under the rules and auspices of the American Arbitration Association. As a further incentive to avoid disputes, each party shall bear its own costs, with respect thereto, and with respect to any proceedings in any court brought to enforce or overturn any arbitration award. This provision is expressly intended to discourage litigation and to encourage orderly, timely and economical resolution of any disputes which may occur.

(.11.) ..) “If any provision of this Agreement or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of the Agreement and the application of such provision to other persons or situations shall not be effected thereby but shall continue valid and enforceable to the fullest extent permitted by law.

(.11.) ..) “No waiver by any party of any occurrence or provision hereof shall be deemed a waiver of any other occurrence or provision.

(.11.) ..) “The parties acknowledge that both they and their counsel have been provided ample opportunity to review and revise this agreement and that the normal rule of construction shall not be applied to cause the resolution of any ambiguities against any party presumptively. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

. Termination.. Termination.” The PLAN OF EXCHANGE may be terminated by written notice, at any time prior to closing, (i) by mutual consent, (ii) by either party during the due diligence phase, (iii) by either party, in the event that the transaction represented by the anticipated PLAN OF EXCHANGE has not been implemented 60 days from the date of this Agreement, or (v) by either party in the event that a condition of closing is not met by March 31, 2009. In the event that termination of the PLAN OF EXCHANGE by either or both, as provided above, the PLAN OF EXCHANGE shall forthwith become void and there shall be no liability on the part of either party or their respective officers and directors.

5.  Closing.  The parties hereto contemplate that the closing of this Plan of Exchange shall occur no more than three days after all of the conditions precedent have been met or waived.  The closing deliveries will be made pursuant to this Agreement. In addition, within 60 days of signing the Plan of Exchange CDDY shall acquire 100% of the capital stock of Roadships and Roadships Am.

6.  Merger Clause.  This Plan of Exchange constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and such document supersedes all prior understandings or agreements between the parties hereto, whether oral or written, with respect to the subject matter hereof, all of which are hereby superceded, merged and rendered null and void.

IN WITNESS WHEREOF, The parties hereto, intending to be bound, hereby sign this Plan of Exchange below as of the date first written above.

CADDYSTATS, INC.

By: /s/ Micheal P. Nugent

Micheal P. Nugent, President

ROADSHIPS HOLDINGS, INC.

By: /s/ Robert Smith

Robert Smith, President

ROADSHIPS AMERICA, INC.

By: /s/ Robert Smith

Robert Smith, Secretary

Exhibit 10.2

ASSET PURCHASE AGREEMENT

(Caddystats Manual)

         This Asset Purchase Agreement (this “Agreement”) is entered into as of the 27th day of February, 2009 (the “Effective Date”), by and between Caddystats, Inc. (“Caddystats”), and Gordon Dawson. (“Dawson”).

         WHEREAS, Caddystats, Inc., is the owner of all rights in and to a certain product known as the Caddystats Manual (herein so called), which has been developed by Caddystats for various administrative and management functions in its general business; and

           WHEREAS, Gordon Dawson desires to acquire full ownership of all right, title and interest of Caddystats in the Caddystats Manual for the purpose of repayment of a twenty one thousand, five hundred dollars ($21,500) liability owed to Dawson, by Caddystats.; and

         WHEREAS, Caddystats has agreed to sell Dawson all of such right, title and interest on the terms provided herein.

         NOW, THEREFORE, for and in consideration of the payment of the Purchase Price, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

3.

Purchase and Sale of Assets. Caddystats does hereby sell to Dawson, and Dawson does hereby purchase from Caddystats, full ownership of all right, title and interest of Caddystats in the Caddystats Manual, The currently existing Caddystats Manual which is being acquired by Dawson is more fully described on Exhibit”A” attached hereto and incorporated herein by reference. Caddystats expressly agrees that the sale of the Caddystats Manual under this Agreement constitutes a complete transfer of all of its rights, title and interest with respect to the system and that Caddystats reserves no rights to use, market or otherwise further transfer the system. Without limiting the generality of the foregoing, Caddystats hereby sells, transfers, assigns, waives, and/or sublicenses any and all Moral Rights (as defined below) Caddystats may have in or with respect to the Caddystats Manual to the maximum extent permitted under the laws of any relevant jurisdiction worldwide. For purposes of this Section “Moral Rights” means any right to (i) divulge a copyrighted work to the public; (ii) retract a copyrighted work from the public; (iii) claim authorship of a copyrighted work; (iv) object to any distortion, mutilation or other modification of a copyrighted work; or (v) any and all similar rights, existing under the law of any jurisdiction in the world, or under any treaty.

         2. Purchase Price. The Purchase Price payable by Dawson to Caddystats shall be Twenty One Thousand, Five Hundred Dollars ($21,500) (the “Purchase Price”). The Purchase Price has already been payed in form of debts owed Dawson by Caddystats. Payment of the Purchase Price shall be the entire consideration payable by Dawson to Caddystats for the system. Dawson does hereby assume, all liabilities, costs, debts, claims and/or obligations of Caddystats relating to the Caddystats Manual or otherwise.

         3. Representations and Warranties of Caddystats; Disclaimer. Caddystats hereby warrants and represents to Dawson as follows:

3.

Organization and Corporate Power. Caddystats is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                  (b) Authorization. The execution, delivery, and performance by Caddystats of this Agreement have been duly and validly authorized by all necessary corporate action of Caddystats, and this Agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Caddystats enforceable against Caddystats in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors’ rights generally and judicial limits on equitable remedies.

                  I No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by Caddystats of this Agreement is not in conflict with, and will not result in a breach or violation of, or constitute a default under, any material agreement to which Caddystats, or by which Caddystats is bound.

                  (d) Title to Caddystats Manual. Caddystats has good and marketable title in and to the Caddystats Manual in its own name, including any patents, patent applications, service marks, trade names, trademarks, trademark applications, copyrights, copyright applications, trade secrets, know-how, data or other proprietary or intellectual property rights included in the system, and such are not subject to any mortgage, pledge, lien, lease, claim, encumbrance, charge, security interest, royalty obligations or other interest or claim of any kind or nature whatsoever. The system does not include any inventions of any of Caddystats’ officers, employees or consultants made or owned prior to their appointment by Caddystats. All current or former employees and consultants have assigned in writing all of their rights in the intellectual property rights related to the system to Caddystats. No current or former employee or consultant of Caddystats owns or has claimed an interest in any intellectual property rights related to the system.

                  (e) Governmental Authorities. Except as may be herein disclosed, (i) Caddystats is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the         consummation of the transactions contemplated herein, and (ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Caddystats or any affiliate in connection with Caddystats’ execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein.

                  (f) Litigation; Third Party Rights. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Caddystats, threatened against Caddystats or any of its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the transactions contemplated herein. Caddystats has no knowledge of any claims or facts or circumstances that the Caddystats Manual may in any way infringe or conflict with the rights of any third party whatsoever.

                  (g) Disclaimer of Other Representations and Warranties. Except for the express warranties stated above, Caddystats makes no other representations or warranties whatsoever, express or implied, with regard to the Caddystats Manual, including any warranties of merchantability or fitness for a particular use. Dawson has had an adequate opportunity to inspect the Caddystats Manual and is familiar with it by virtue of Dawson’s position at Caddystats, including services directly related to the development of the system on behalf of Caddystats. Accordingly, Dawson hereby accepts the Caddystats Manual “AS IS, WITH ALL FAULTS”, and acknowledges that Caddystats has not made, and does not make, any representation or warranty whatsoever as to the quality, attributes or functionality of the system (including, but not limited to, the attributes and functionality shown on Exhibit “A” which has been prepared by Dawson and not by Caddystats), or with respect to any bugs or defects that may be contained therein.

         4. Representations and Warranties of Dawson. Dawson hereby warrants and represents to Caddystats as follows:

3.

Organization and Corporate Power. Dawson is an individual and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                  (b) Authorization. The execution, delivery, and performance by Dawson of this Agreement have been duly and validly authorized by all necessary action of Dawson, and this Agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Dawson enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors’ rights generally and judicial limits on equitable remedies.

 (c) No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by Dawson of this Agreement will not result in a breach or violation of, or constitute a default under any material agreement to which Dawson is a party or by which Dawson is bound.

                  (d) Governmental Authorities. Except as may be herein disclosed, (i) Dawson is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Dawson of this Agreement and the consummation of the purchase, and (ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Dawson or any affiliate in connection with its execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein.

                  (e) Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Dawson, threatened against Dawson that might delay, prevent, or hinder the consummation of the transactions contemplated herein.

         5. Closing. The purchase and sale contemplated herein shall be closed simultaneously with the execution hereof to be effective as of the Effective Date. Upon execution hereof, the Purchase Price shall become unconditionally due and payable in the time and manner specified in Section 2 above. At the closing, or at such other time and place as the parties to this Agreement may mutually agree, Dawson shall deliver to Dawson the Caddystats Manual (including without limitation, all source code thereto and programmers’ notes, test scripts, build scripts and any and all other documentation and information necessary and useful to understanding and using the system which are in Caddystats’ possession or control), and such other documents as may be reasonably required to effect a valid transfer of the system to Dawson, free and clear of any and all liens, claims or encumbrances.

         6. Confidentiality. From and after the Effective Date, all technical and other information directly relating to the Caddystats Manual and intellectual property rights pertaining thereto shall at all times be and remain the sole and exclusive property of Dawson. At all times after the Effective Date, Caddystats shall retain in strictest confidence, and shall not disclose to third parties or use for its benefit or for the benefit of any third party, any such confidential information and intellectual property rights assigned under this Agreement. Any subsequent use or licensing of the system by Caddystats shall be subject to a license or other agreement to be entered into between the parties upon mutually acceptable terms.

         7. Disclosure and Reporting. The parties acknowledge that both Dawson and Caddystats and/or certain of their affiliates may be required to publicly disclose and/or otherwise report this Agreement and the transactions to be consummated herein by virtue of the transactions being among related parties, material, or otherwise reportable or disclosable. The parties agree to fully cooperate to the extent necessary to meet any such disclosure or reporting requirements.

         8. Entire Agreement; Binding Nature. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. This Agreement may be amended, modified, or supplemented only by a written agreement signed by Caddystats and Dawson. This Agreement shall be binding upon the successors and assigns of the parties hereto.

         9. Indemnification. In the event Dawson subsequently licenses or resells the Caddystats Manual or any portion thereof to a third party, Dawson shall be solely responsible for performance of the system and agrees to indemnify and hold Caddystats harmless from any claims that any such third party may make against Caddystats regarding bugs, defects or failures of the system, and for any losses, damages or liability that may be suffered or incurred by Caddystats arising out of any such third party claims.

        10. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

        11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        12. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

        13. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

        14. Further Action. The parties agree to execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, consistent with the terms of this Agreement, which are reasonably requested by the other party and to take any other action, consistent with the terms of this Agreement, that may be reasonably requested for the purpose of assigning, transferring, granting, conveying, and confirming to Dawson or reducing to its possession, any or all of the rights and interests in the Caddystats Manual being transferred and assigned herein.

        15. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date stated above.

CADDYSTATS:

CADDYSTATS, INC,

A Delaware corporation

By: /s/ Micheal P. Nugent

Name: Micheal P. Nugent

Title: Corporate Secretary

CADDYSTATS:

CADDYSTATS, INC,

A Delaware corporation

By: /s/ Robert Smith

Name: Robert Smith

Title: Corporate Secretary

DAWSON:

Gordon Dawson

In his individual capacity

By: /s/ Gordon Dawson

Gordon Dawso

Title: individual capacity

Exhibit 10.3

MUTUAL SETTLEMENT, RELEASE OF DEBT, COVENANT NOT

TO SUE, WAIVER, AND NON-DISCLOSURE AGREEMENT (“Agreement”)

      WHEREAS, Corpsense Consulting., collectively and on behalf of all successors, heirs, executors, administrators, legal representatives, and assigns (hereinafter referred to collectively as “Corpsense”), and Caddystats, Inc., and their successors and legal representatives and (hereinafter referred to collectively as the “Company”), have reached an agreement with respect to all matters relating to the debts for services rendered to the Company, including but not limited bookkeeping services and any and all agreements, understandings or commitments Corpsense may have had with the Company up until even date herewith;

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, Corpsense and Company agree as follows:

1. Full Satisfaction.  Corpsense and Company, by entering into this Agreement, accept the benefits and covenants to be conferred hereunder in full and complete satisfaction of any and all asserted and unasserted debts and claims of any kind or description against Company and Corpsense as of the date of this Agreement, including, but not limited to,  any asserted and unasserted claims arising under any Federal, State and/or local law, including but not limited to any case law both Federal and State, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Securities and Exchange Commission regulations, any and all Delaware statutes and case law including but not limited to the Delaware Code, Title 8 of the Delaware Code and any other “blue sky law”, local ordinance, and/or other duty and/or other corporate related obligation as well as any claims arising from tort, �ortuous course of conduct, fraud, contract (including but not limited to any written, oral, or implied contract), obligations of “good faith,” public policy, statute, common law, equity, and all claims for monetary and equitable relief, punitive and compensatory relief, and attorneys’ fees and costs.

      2. Release.  In consideration of the benefits, covenants and undertakings above, Corpsense and Company hereby release and discharge the other from any and all liability, and waive any and all rights of any kind and description that Corpsense or Company has or may have against the other as of the date of this Agreement including, but not limited to, any asserted and unasserted claims arising under any Federal, State and/or local law, including but not limited to any case law both Federal and State, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Securities and Exchange Commission regulations, any and all Delaware statutes and case law including but not limited to the Delaware Code, Title 8 of the Delaware Code and any other “blue sky law”, local ordinance, and/or other duty and/or other corporate related obligation as well as any claims arising from tort, �ortuous course of conduct, fraud, contract (including but not limited to any written, oral, or implied contract), obligations of “good faith,” public policy, statute, common law, equity, and all claims for monetary and equitable relief, punitive and compensatory relief, and attorneys’ fees and costs.

      3. Non-Disparagement.  Corpsense and Company each agree that except, for truthful statements in any proceeding to enforce this Agreement or pursuant to a valid Subpoena or Court Order, neither will make or publish any statement (orally or in writing) that becomes or reasonably could be expected to become publicly known, or instigate, assist or participate in the making or publication of any such statement, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) the other or, with respect to Company or Corpsense, any of their affiliates or any other entity or person within Company or Corpsense or their affiliates, any of their affairs or operations, or the reputations of any of their past or present officers, directors, agents, representatives and employees.

      4.  Unauthorized Disclosure. Without the prior written consent of Caddystats, Inc. and Corpsense except to the extent required pursuant to a valid Subpoena or Court Order from an appropriate government agency, in which event, Corpsense and Company shall use reasonable efforts to consult with Caddystats, Inc. and Corpsense prior to responding to any such valid  Order or Subpoena, Corpsense and Company shall not disclose any information regarding this Agreement, agree to keep confidential and not disclose to any third party the terms and conditions of this Agreement, the existence of this Agreement, or any of the negotiations and discussions that preceded its making, except as follows in which cases Corpsense and Company will nevertheless use reasonable efforts to seek confidential treatment by any receiving party: (i) as is necessary to effectuate any term or provision of this Agreement, including any subsequent litigation to enforce this Agreement, except that Corpsense and Company shall take all reasonable steps to maintain the confidentiality of this information including filing documents under seal and entry of appropriate protective orders; (ii) to Corpsense’s and Company’s accountants or lawyers; (iii) as required by law, and (iv) as required by any court order upon notice to the other party sufficiently in advance of such disclosure to permit it to seek a protective order.

      5. No Admission of Liability. By entering into this Agreement, Corpsense and Company do not admit to any liability, wrongdoing, breach of any contract, commission of any tort or the violation of any statute or law alleged by the other to have been violated or otherwise.

      6. Entire Agreement and Severability. This Agreement constitutes the complete settlement of all issues and disputes existing between Corpsense and Company as of the date hereof and may not be modified except by a suitable writing signed by both Corpsense and Company. This Agreement has been entered into by Corpsense and Company voluntarily, knowingly, and upon advice of counsel. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

      7. Injunctive Relief; Attorneys Fees. Each party hereto acknowledges that a violation of such party’s obligations under this Agreement would cause irreparable damage to the other parties hereto. Accordingly, each party agrees that each other parties hereto are entitled to injunctive relief from any court of competent jurisdiction for any actual or threatened violation of this Agreement in addition to any other remedies it may have.

      8. Execution.  Corpsense and Company acknowledge that they have had reasonable time from the receipt of this document to review it. Upon execution, Corpsense and Company or their attorney must promptly send this document by certified mail or facsimile to the Company. A copy may be retained by Corpsense and Company.

      9. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  An action for breach of this Agreement may be brought in any court of competent jurisdiction located in Delaware.

      10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

THE UNDERSIGNED, intending to be legally bound, have executed this

Agreement on this 2nd day of February, 2009.

       CORPSENSE CONSULTING, INC.

By:

/s/ Marc Cremini

Name:       Marc Cremini

Date:   02/02/2009

CADDYSTATS, INC.

By;  /s/ Micheal P. Nugent

Name:  MICHEAL P. NUGENT

Title:  President

Date:  02/02/2009

Exhibit 10.4

MUTUAL SETTLEMENT, RELEASE OF DEBT, COVENANT NOT

TO SUE, WAIVER, AND NON-DISCLOSURE AGREEMENT (“Agreement”)

      WHEREAS, Gordon Dawson, individually and on behalf of all his successors, heirs, executors, administrators, legal representatives, and assigns (hereinafter referred to collectively as “Dawson”), and Caddystats, Inc., and their successors and legal representatives (hereinafter referred to collectively as “Company”), have reached an agreement with respect to all matters relating to all debts and claims relating to the Company including but not limited to the Asset Purchase Agreement dated February 27, 2009, and any and all agreements, understandings or commitments Dawson may have had with the Company up until even date herewith;

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, Dawson and Company agree as follows:

1.Full Satisfaction.  Dawson and Company, by entering into this Agreement, accept the benefits and covenants to be conferred hereunder in full and complete satisfaction of any and all asserted and unasserted claims or debts of any kind or description against or owed by the Company as of the date of this Agreement, including, but not limited to,  any asserted and unasserted claims arising under any Federal, State and/or local law, including but not limited to any case law both Federal and State, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Securities and Exchange Commission regulations, any and all Delaware statutes and case law including but not limited to the Delaware Code, Title 8 of the Delaware Code and any other “blue sky law”, local ordinance, and/or other duty and/or other corporate related obligation as well as any claims arising from tort, �ortuous course of conduct, fraud, contract (including but not limited to any written, oral, or implied contract), obligations of “good faith,” public policy, statute, common law, equity, and all claims for monetary and equitable relief, punitive and compensatory relief, and attorneys’ fees and costs.

      2. Release.  In consideration of the benefits, covenants and undertakings above, Dawson and Company hereby release and discharge the other from any and all debts and liability, and waive any and all rights of any kind and description that Dawson or Company has or may have against the other as of the date of this Agreement including, but not limited to, any asserted and unasserted claims arising under any Federal, State and/or local law, including but not limited to any case law both Federal and State, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Securities and Exchange Commission regulations, any and all Delaware statutes and case law including but not limited to the Delaware Code, Title 8 of the Delaware Code and any other "blue sky law", local ordinance, and/or other duty and/or other corporate related obligation as well as any claims arising from tort, tortious course of conduct, fraud, contract (including but not limited to any written, oral, or implied contract), obligations of "good faith," public policy, statute, common law, equity, and all claims for monetary and equitable relief, punitive and compensatory relief, and attorneys' fees and costs.

      3. Non-Disparagement.  Dawson and Company each agree that except, for truthful statements in any proceeding to enforce this Agreement or pursuant to a valid Subpoena or Court Order, neither will make or publish any statement (orally or in writing) that becomes or reasonably could be expected to become publicly known, or instigate, assist or participate in the making or publication of any such statement, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) the other or, with respect to Company or Dawson, any of their affiliates or any other entity or person within Company or Dawson or their affiliates, any of their affairs or operations, or the reputations of any of their past or present officers, directors, agents, representatives and employees.

      4.  Unauthorized Disclosure. Without the prior written consent of Caddystats, Inc., and Dawson except to the extent required pursuant to a valid Subpoena or Court Order from an appropriate government agency, in which event, Dawson and Company shall use reasonable efforts to consult with Caddystats, Inc., and Dawley prior to responding to any such valid  Order or Subpoena, Dawson and Company shall not disclose any information regarding this Agreement, agree to keep confidential and not disclose to any third party the terms and conditions of this Agreement, the existence of this Agreement, or any of the negotiations and discussions that preceded its making, except as follows in which cases Dawson and Company will nevertheless use reasonable efforts to seek confidential treatment by any receiving party: (i) as is necessary to effectuate any term or provision of this Agreement, including any subsequent litigation to enforce this Agreement, except that Dawson and Company shall take all reasonable steps to maintain the confidentiality of this information including filing documents under seal and entry of appropriate protective orders; (ii) to Dawson’s and Company's accountants or lawyers; (iii) as required by law, and (iv) as required by any court order upon notice to the other party sufficiently in advance of such disclosure to permit it to seek a protective order.

      5. No Admission of Liability. By entering into this Agreement, Dawson and Company do not admit to any liability, wrongdoing, breach of any contract, commission of any tort or the violation of any statute or law alleged by theother to have been violated or otherwise.

      6. Entire Agreement and Severability. This Agreement constitutes the complete settlement of all issues and disputes existing between Dawson and Company as of the date hereof and may not be modified except by a suitable writing signed by both Dawson and Company. This Agreement has been entered into by Dawson and Company voluntarily, knowingly, and upon advice of counsel. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

      7. Injunctive Relief; Attorneys Fees. Each party hereto acknowledges that a violation of such party's obligations under this Agreement would cause irreparable damage to the other parties hereto. Accordingly, each party agrees that each other parties hereto are entitled to injunctive relief from any court of competent jurisdiction for any actual or threatened violation of this Agreement in addition to any other remedies it may have.

      8. Execution.  Dawson and Company acknowledge that they have had reasonable time from the receipt of this document to review it. Upon execution, Dawson and Company or their attorney must promptly send this document by certified mail or facsimile to the Company. A copy may be retained by Dawson and Company.

      9. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  An action for breach of this Agreement may be brought in any court of competent jurisdiction located in Delaware.

      10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

THE UNDERSIGNED, intending to be legally bound, have executed this

Agreement on this 2nd day of February, 2009.

       GORDON DAWSON                          CADDYSTATS, INC.

By:

/s/ Gordon Dawson

     By:          /s/ Micheal P. Nugent

Name:       Gordon Dawson

Micheal P. Nugent

Title:  President

Date:   02/27/2009

    Date:  02/27/2009

EXHIBIT 10.5